THE
PENN
DISTRICT

VORNADO
REALTY TRUST

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

For the Quarter Ended March 31, 2026

Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this supplemental package. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. Currently, some of the factors are interest rate fluctuations and the effects of inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2025. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this supplemental package. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this supplemental package. This supplemental package includes certain non-GAAP financial measures, which are accompanied by what Vornado Realty Trust and subsidiaries (the "Company") considers the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These include Funds From Operations ("FFO"), Funds Available for Distribution ("FAD"), Net Operating Income ("NOI") and Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"). Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this supplemental package. Definitions of these non-GAAP financial measures and statements of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company's financial condition and results of operations, and, if applicable, the purposes for which management uses the measures, can be found in the Definitions section of this supplemental package on page i in the Appendix.
This supplemental package should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 which can be accessed at the Company’s website www.vno.com.

BUSINESS DEVELOPMENTS
Share Repurchase Program
During the three months ended March 31, 2026, we repurchased 2,745,713 common shares for $79,844,000 at an average price per share of $29.08.
On April 29, 2026, Vornado announced that its Board of Trustees has authorized the repurchase of up to $300,000,000 of its outstanding common shares under a new share repurchase program.
Under Vornado’s existing $200,000,000 share repurchase program that was announced in April 2023, Vornado has repurchased 6,929,439 of its common shares at an average price of $25.80 per share and has $21,191,000 remaining capacity under that prior program.
Acquisitions
Park Avenue Plaza
On April 28, 2026, we agreed to purchase a 49.0% interest in Park Avenue Plaza at a gross asset valuation of $1.1 billion ($950 per square foot). Park Avenue Plaza is a 45-story, 1,200,000 rentable square foot building located at 55 East 52nd Street. The Class A office building, co-owned by Fisher Brothers, has protected Park Avenue views and occupies the full through-block between East 52nd and East 53rd Street.
We will acquire our interest subject to our share of the $575,000,000 loan encumbering the property that bears interest at a fixed rate of 2.99% and matures in November 2031.
Fisher Brothers will retain its current 51.0% ownership interest and will continue to manage and lease the property. Vornado and Fisher Brothers will have joint control over major decisions. We expect to close the acquisition in the second quarter of 2026.
3 East 54th Street
On January 7, 2026, we acquired 3 East 54th Street, a demolition-ready asset situated on 18,400 square feet of land, for $141,000,000. Previously, in July 2025, we purchased the $35,000,000 A-Note secured by the property at par plus accrued interest, and in August 2024, we purchased the $50,000,000 B-Note secured by the property. The A-Note and B-Note were in default. The $107,000,000 loan balance, including default interest and advances, was credited towards the purchase price.
3 East 54th Street is located between Fifth Avenue and Madison Avenue on 54th Street, adjacent to the St. Regis Hotel and our Upper Fifth Avenue retail properties. The land is zoned for approximately 232,500 buildable square feet as-of-right, and we intend to promptly demolish the existing buildings on the site.
Dispositions
Alexander’s Inc. (“Alexander’s”)
On March 6, 2026, Alexander’s, in which we own a 32.4% interest, entered into an agreement to sell its Rego Park I property for $235,500,000. Alexander’s expects to close the sale by the third quarter of 2026. Upon completion of the sale, we will recognize our approximate $44,000,000 share of the net gain. The sale is subject to customary closing conditions.
Financing Activity
350 Park Avenue
On March 10, 2026, an affiliate of Kenneth C. Griffin (“KG”) provided a $400,000,000 mortgage loan secured by 350 Park Avenue, the proceeds of which were used to defease the existing $400,000,000 mortgage loan in connection with the site’s development. The new interest-only loan bears interest at a fixed rate of 4.0% and matures in January 2027. Concurrently, and in connection with the planned development, Citadel Enterprise Americas LLC (“Citadel”) vacated the building and assigned its existing master lease to an affiliate of KG as tenant, and the lease was amended to provide for net rent of $16,000,000 per annum, equal to the interest payments under the new mortgage loan.
One Park Avenue
On February 9, 2026, we completed a $525,000,000 refinancing of One Park Avenue, a 945,000 square foot Manhattan office building. The five-year interest-only loan matures in February 2031 and bears interest at a rate of SOFR plus 1.78%. The loan replaced the previous $525,000,000 loan that bore interest at SOFR plus 1.22% and was scheduled to mature in March 2026.
61 Ninth Avenue
On February 2, 2026, a joint venture, in which we have a 45.1% interest, entered into a seven-month extension with the lenders on the $167,500,000 mortgage loan encumbering 61 Ninth Avenue and simultaneously paid down the principal balance by $12,500,000 to $155,000,000. The loan was previously scheduled to mature in January 2026. The non-recourse interest-only loan bears interest at a rate of SOFR plus 2.45% and matures in August 2026, with a three-month extension option subject to certain conditions.

BUSINESS DEVELOPMENTS
Financing Activity - continued
825 Seventh Avenue Office Condominium
On January 26, 2026, a joint venture, in which we have a 50.0% interest, entered into a nine-month extension with the lenders on the $54,000,000 mortgage loan encumbering the office condominium of 825 Seventh Avenue and simultaneously paid down the principal balance by $6,000,000 to $48,000,000. The loan was previously scheduled to mature in January 2026. The non-recourse interest-only loan bears interest at a rate of SOFR plus 2.75% and matures in October 2026, with a fifteen-month extension option subject to loan-to-value and debt yield requirements.
7 West 34th Street
On January 23, 2026, a joint venture, in which we have a 53.0% interest, completed a $250,000,000 refinancing of 7 West 34th Street, a 477,000 square foot Manhattan office and retail building. The non-recourse, five-year interest-only mortgage loan matures in February 2031 and has a fixed rate of 5.79%. The joint venture paid down by $50,000,000 the prior $300,000,000 full-recourse loan that bore interest at 3.65% and was scheduled to mature in June 2026. The loan was paid down using property-level reserves and a $25,000,000 member loan from Vornado which accrues interest at 16.00% and receives priority on distributions.
Senior Unsecured Notes Due 2033
On January 14, 2026, we completed a public offering of $500,000,000 5.75% senior unsecured notes due February 1, 2033 (“2033 Notes”). Interest on the senior unsecured notes is payable semi-annually on February 1 and August 1, commencing August 1, 2026. The 2033 Notes were sold at 99.824% of their face amount to yield 5.78%. A portion of the $494,000,000 net proceeds from the 2033 Notes will be used to repay our $400,000,000 senior unsecured notes due June 2026 at maturity.
2031 Revolving Credit Facility
On January 7, 2026, we completed a $1.105 billion refinancing of one of our two revolving credit facilities. On February 4, 2026, the facility was upsized to $1.130 billion. The $1.130 billion amended facility currently bears interest at a rate of SOFR plus 1.05% and is scheduled to mature in February 2031 (as fully extended). The facility fee is 25 basis points. The facility replaced the previous $1.25 billion revolving credit facility which was scheduled to mature in December 2027.
2029 Revolving Credit Facility
On January 7, 2026, we upsized our $915,000,000 revolving credit facility that matures in April 2029 (as fully extended) to $1.0 billion. The credit facility currently bears interest at a rate of SOFR plus 1.16% and has a facility fee of 24 basis points.
Unsecured Term Loan
On January 7, 2026, we completed a refinancing of our unsecured term loan and upsized the loan amount to $850,000,000. The loan bears interest at SOFR plus 1.20% and matures in February 2031 (as fully extended). The loan replaced the previous $800,000,000 term loan which bore interest at SOFR plus 1.25% and was scheduled to mature in December 2027.
888 Seventh Avenue
On December 10, 2025, the $244,543,000 non-recourse mortgage loan on 888 Seventh Avenue matured and was not repaid, at which time the lenders declared an event of default. On March 9, 2026, we entered into a forbearance agreement pursuant to which the lenders agreed to forbear from exercising their remedies and waived default interest through March 2027. During the forbearance period, regularly scheduled interest and required monthly amortization payments continue to accrue, but payment is deferred until the expiration or earlier termination of the forbearance period, at which time such amounts become due and payable.

FINANCIAL HIGHLIGHTS (unaudited)

(Amounts in thousands, except per share amounts)	For the Three Months Ended or As Of
Earnings and Earnings Per Share	3/31/2026	12/31/2025		9/30/2025	6/30/2025	3/31/2025
Net (loss) income attributable to common shareholders	$(22,842)	$601		$11,589	$743,819	$86,842
Per diluted share	(0.12)	—		0.06	3.70	0.43
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	96,263	112,927		117,372	120,928	135,039
Per diluted share (non-GAAP)	0.49	0.56		0.58	0.60	0.67
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	103,109	110,873		114,535	113,324	126,245
Per diluted share (non-GAAP)	0.52	0.55		0.57	0.56	0.63

EBITDAre attributable to the Operating Partnership (non-GAAP)	245,369	263,084		253,698	267,254	288,862
EBITDAre attributable to the Operating Partnership, as adjusted (non-GAAP)	247,798	254,805		253,758	257,583	273,697

Common Share Price & Dividends (NYSE:VNO)
High Price	$34.83	$41.85		$43.37	$41.95	$45.37
Low Price	24.57	32.61		35.22	29.68	34.91
Closing price - end of quarter	25.99	33.28		40.53	38.24	36.99
Dividends per common share(1)	N/A	0.74		N/A	N/A	N/A
FFO payout ratio (based on FFO attributable to common shareholders plus assumed conversions, as adjusted)(1)	N/A	31.9%	(2)	N/A	N/A	N/A
FAD payout ratio(1)	N/A	97.4%	(2)	N/A	N/A	N/A

VNO Common Shares & VRLP Units
VNO common shares outstanding	188,098	190,666		192,055	192,041	191,949
Redeemable Class A units and LTIP Unit awards outstanding	16,947	16,651		16,694	16,708	16,745
Convertible unit equivalents outstanding	1,917	1,503		1,242	1,313	1,356
Total Class A units and assumed conversions of convertible units outstanding	206,962	208,820		209,991	210,062	210,050

Weighted average Class A units outstanding - diluted	214,484	217,542		218,140	217,801	218,107
Weighted average common shares outstanding - diluted	197,479	200,901		201,416	201,042	200,784

Market Capitalization	$16.1	Billion	$17.2	Billion	$18.8	Billion	$18.4	Billion	$18.6	Billion

Liquidity (amounts in millions)
Cash and cash equivalents	$1,081	$841	$1,010	$1,205	$569
Restricted cash	130	137	142	158	238
Available on our $2.1 billion revolving credit facilities	1,388	1,419	1,419	1,560	1,540
Total Liquidity	$2,599	$2,397	$2,571	$2,923	$2,347
___________________
(1)For 2026, we anticipate continuing our common share dividend policy of paying one common share dividend in the fourth quarter, subject to approval by our Board of Trustees.
(2)FFO and FAD payout ratios are calculated based on full year results.

Please refer to the Appendix for reconciliations of GAAP to non-GAAP measures.

FFO, AS ADJUSTED BRIDGE - Q1 2026 VS. Q1 2025 (unaudited)

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2025	$126.2	$0.63

(Decrease) / increase in FFO, as adjusted due to:
Reversal in Q1 2025 of PENN 1 ground rent previously accrued	(17.2)
Interest expense, net of interest income	(15.9)
Impact of NYU master lease at 770 Broadway	7.6
Variable businesses	3.4
Lease expirations, net of rent commencements	(2.1)
Other, net	0.1
	(24.1)
Noncontrolling interests' share of above items and impact of assumed conversions of convertible securities	1.0
Net decrease	(23.1)	(0.11)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2026	$103.1	$0.52

Please refer to the Appendix for reconciliations of GAAP to non-GAAP measures.

NET OPERATING INCOME, EBITDAre, FFO AND FAD (unaudited)

(Amounts in thousands)	For the Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net Operating Income (“NOI”)(1):
Total revenues	$459,105	$453,709	$461,579
Operating expenses	(246,631)	(234,102)	(224,740)
Our share of NOI from partially owned entities	68,308	65,093	67,111
NOI attributable to noncontrolling interests in consolidated subsidiaries	(8,659)	(10,440)	(10,660)
NOI at share	272,123	274,260	293,290
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	(31,066)	(30,858)	(23,919)
NOI at share - cash basis	241,057	243,402	269,371

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") (at Vornado’s share)(1):
General and administrative expenses	(42,989)	(40,692)	(39,159)
Interest and other investment income, net	16,997	16,768	19,223
Transaction related costs and other (excludes real estate impairment losses)	(762)	1,796	(43)
Net gain on disposition of non-depreciable wholly owned and partially owned assets	—	10,952	15,551
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	31,066	30,858	23,919
EBITDAre attributable to the Operating Partnership (non-GAAP)	245,369	263,084	288,862
Total of certain items that impact EBITDAre	2,429	(8,279)	(15,165)
EBITDAre attributable to the Operating Partnership, as adjusted (non-GAAP)	247,798	254,805	273,697

Funds From Operations (“FFO”) (at Vornado’s share)(1):
Interest and debt expense	(116,219)	(113,183)	(117,891)
Preferred share dividends	(15,554)	(15,555)	(15,555)
Personal property depreciation	(2,050)	(2,349)	(1,526)
Income tax expense	(7,262)	(8,837)	(7,414)
Change in fair value of marketable securities	—	(198)	—
Impact of assumed conversion of dilutive convertible securities	309	219	310
Add-back - Total of certain items that impact EBITDAre	(2,429)	8,279	15,165
FFO allocated to noncontrolling interests of the Operating Partnership	(8,330)	(10,254)	(11,747)
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	96,263	112,927	135,039
Total of certain items that impact FFO attributable to common shareholders plus assumed conversions	6,846	(2,054)	(8,794)
FFO attributable to common shareholders plus assumed conversions, as adjusted	103,109	110,873	126,245

Funds Available for Distributions (“FAD”) (at Vornado's share)(1):
Certain items that impact FAD	(144)	(1,271)	(764)
Recurring tenant improvements, leasing commissions and other capital expenditures	(45,225)	(61,186)	(48,071)
Stock-based compensation expense	5,655	6,365	6,022
Amortization of debt issuance costs and other non-cash interest expense	6,681	8,145	12,089
Personal property depreciation	2,050	2,349	1,526
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other	(31,066)	(30,858)	(23,919)
Noncontrolling interests in the Operating Partnership's share of above adjustments	4,543	6,273	5,139
FAD (non-GAAP)	$45,603	$40,690	$78,267
________________________________
(1)See pages ii through vii in the Appendix for NOI at share, NOI at share - cash basis, EBITDAre, FFO and FAD reconciliations to the most directly comparable GAAP financial measures.

CONSOLIDATED BALANCE SHEETS (unaudited)
(Amounts in thousands)
	As of		Increase (Decrease)
	March 31, 2026	December 31, 2025
ASSETS
Real estate, at cost:
Land	$2,425,240	$2,408,914	$16,326
Buildings and improvements	11,076,744	10,942,418	134,326
Development costs and construction in progress	946,797	890,143	56,654
Leasehold improvements and equipment	108,582	105,080	3,502
Total	14,557,363	14,346,555	210,808
Less accumulated depreciation and amortization	(4,276,342)	(4,191,075)	(85,267)
Real estate, net	10,281,021	10,155,480	125,541
Right-of-use assets	669,685	671,308	(1,623)
Net investment in lease	166,234	166,024	210
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	1,081,299	840,850	240,449
Restricted cash	130,217	136,696	(6,479)
Total	1,211,516	977,546	233,970
Tenant and other receivables	98,031	77,137	20,894
Investments in partially owned entities	1,951,181	1,941,278	9,903
Receivable arising from the straight-lining of rents	778,704	752,545	26,159
Deferred leasing costs, net	382,115	374,620	7,495
Identified intangible assets, net	108,702	110,593	(1,891)
Other assets	272,348	294,587	(22,239)
Total assets	$15,919,537	$15,521,118	$398,419
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$4,915,659	$4,920,669	$(5,010)
Senior unsecured notes, net	1,241,462	747,202	494,260
Unsecured term loan, net	839,491	797,337	42,154
Unsecured revolving credit facilities	718,000	720,420	(2,420)
Lease liabilities	698,066	699,640	(1,574)
Accounts payable and accrued expenses	367,045	376,190	(9,145)
Deferred compensation plan	112,758	113,778	(1,020)
Other liabilities	317,596	341,359	(23,763)
Total liabilities	9,210,077	8,716,595	493,482
Redeemable noncontrolling interests	526,688	647,951	(121,263)
Shareholders' equity	6,018,030	5,986,727	31,303
Noncontrolling interests in consolidated subsidiaries	164,742	169,845	(5,103)
Total liabilities, redeemable noncontrolling interests and equity	$15,919,537	$15,521,118	$398,419

CONSOLIDATED NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS (unaudited)
(Amounts in thousands)
	For the Three Months Ended
	March 31,			December 31, 2025
	2026	2025	Variance
Property rentals(1)	$321,657	$348,385	$(26,728)	$315,946
Tenant expense reimbursements(1)	51,216	51,983	(767)	38,367
Amortization of acquired below-market leases, net	101	88	13	99
Straight-lining of rents	26,210	4,299	21,911	27,725
Total rental revenues	399,184	404,755	(5,571)	382,137
Fee and other income:
Building Maintenance Services ("BMS") cleaning fees	39,343	36,476	2,867	41,249
Management and leasing fees	2,715	3,030	(315)	2,610
Other income	17,863	17,318	545	27,713
Total revenues	459,105	461,579	(2,474)	453,709
Operating expenses	(246,631)	(224,740)	(21,891)	(234,102)
Depreciation and amortization	(118,528)	(116,155)	(2,373)	(113,350)
General and administrative	(42,245)	(38,597)	(3,648)	(40,050)
(Expense) income from deferred compensation plan liability	(581)	1,089	(1,670)	(2,148)
Transaction related costs and other	(762)	(43)	(719)	1,796
Total expenses	(408,747)	(378,446)	(30,301)	(387,854)
Income from partially owned entities	12,822	96,977	(84,155)	5,722
Interest and other investment income, net	9,327	8,261	1,066	13,383
Income (expense) from deferred compensation plan assets	581	(1,089)	1,670	2,148
Interest and debt expense	(89,206)	(95,816)	6,610	(85,664)
Net gains on disposition of wholly owned and partially owned assets	—	15,551	(15,551)	11,252
(Loss) income before income taxes	(16,118)	107,017	(123,135)	12,696
Income tax expense	(5,908)	(7,193)	1,285	(7,782)
Net (loss) income	(22,026)	99,824	(121,850)	4,914
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	12,690	10,433	2,257	11,296
Operating Partnership	2,019	(7,889)	9,908	(83)
Net (loss) income attributable to Vornado	(7,317)	102,368	(109,685)	16,127
Preferred share dividends	(15,525)	(15,526)	1	(15,526)
Net (loss) income attributable to common shareholders	$(22,842)	$86,842	$(109,684)	$601

Capitalized expenditures:
Interest and debt expense	$10,118	$10,868	$(750)	$9,226
Development payroll	1,489	1,101	388	1,071
________________________________
(1)"Property rentals" and "tenant expense reimbursements" represent non-GAAP financial measures which are reconciled above to "rental revenues" the most directly comparable financial measure calculated in accordance with GAAP.

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS BY SEGMENT (unaudited)
(Amounts in thousands)

	For the Three Months Ended March 31, 2026
	Total	New York	Other
Property rentals(1)	$321,657	$261,174	$60,483
Tenant expense reimbursements(1)	51,216	39,149	12,067
Amortization of acquired below-market leases, net	101	44	57
Straight-lining of rents	26,210	20,178	6,032
Total rental revenues	399,184	320,545	78,639
Fee and other income:
BMS cleaning fees	39,343	42,069	(2,726)
Management and leasing fees	2,715	2,922	(207)
Other income	17,863	11,950	5,913
Total revenues	459,105	377,486	81,619
Operating expenses	(246,631)	(203,428)	(43,203)
Depreciation and amortization	(118,528)	(94,231)	(24,297)
General and administrative	(42,245)	(15,505)	(26,740)
Expense from deferred compensation plan liability	(581)	—	(581)
Transaction related costs and other	(762)	(930)	168
Total expenses	(408,747)	(314,094)	(94,653)
Income from partially owned entities	12,822	11,365	1,457
Interest and other investment income, net	9,327	2,695	6,632
Income from deferred compensation plan assets	581	—	581
Interest and debt expense	(89,206)	(37,605)	(51,601)
(Loss) income before income taxes	(16,118)	39,847	(55,965)
Income tax expense	(5,908)	(1,720)	(4,188)
Net (loss) income	(22,026)	38,127	(60,153)
Less net loss attributable to noncontrolling interests in consolidated subsidiaries	12,690	9,249	3,441
Net (loss) income attributable to Vornado Realty L.P.	(9,336)	$47,376	$(56,712)
Less net loss attributable to noncontrolling interests in the Operating Partnership	2,048
Preferred unit distributions	(15,554)
Net loss attributable to common shareholders	$(22,842)
For the three months ended March 31, 2025
Net income (loss) attributable to Vornado Realty L.P.	$110,257	$143,678	$(33,421)
Net income attributable to common shareholders	$86,842
________________________________
(1)"Property rentals" and "tenant expense reimbursements" represent non-GAAP financial measures which are reconciled above to "rental revenues" the most directly comparable financial measure calculated in accordance with GAAP.

NET OPERATING INCOME AT SHARE AND NET OPERATING INCOME AT SHARE - CASH BASIS BY SEGMENT AND SUBSEGMENT (NON-GAAP) (unaudited)
(Amounts in thousands)

	For the Three Months Ended
	March 31,			December 31, 2025
	2026	2025
NOI at share:
New York:
Office (includes base retail)(1)(2)	$174,943	$193,550	(3)	$173,843
Street Retail(1)	46,686	43,570		48,335
Residential	6,996	6,192		6,395
Alexander’s	7,924	9,509		8,034
Total New York	236,549	252,821		236,607
Other:
THE MART	15,890	15,916		14,808
555 California Street	13,651	17,843		14,614
Other investments	6,033	6,710		8,231
Total Other	35,574	40,469		37,653
NOI at share	$272,123	$293,290		$274,260

NOI at share - cash basis:
New York:
Office (includes base retail)(1)(2)	$151,963	$169,246	$150,164
Street Retail(1)	41,239	41,689	44,839
Residential	6,571	5,848	5,969
Alexander's	8,756	10,538	8,928
Total New York	208,529	227,321	209,900
Other:
THE MART	17,625	17,517	15,177
555 California Street	8,859	18,137	10,379
Other investments	6,044	6,396	7,946
Total Other	32,528	42,050	33,502
NOI at share - cash basis	$241,057	$269,371	$243,402
________________________________
(1)During the first quarter of 2026, we reclassified retail assets located at the base of our office buildings from the retail subsegment to the office subsegment. The retail subsegment was renamed “Street Retail” and now comprises standalone retail properties and mixed-use assets with prominent retail components, including related signage, with a concentration on High Streets such as Fifth Avenue, Madison Avenue and Times Square. Please see our Property Table on pages 31-39 for the composition of each subsegment. Prior period balances have been reclassified to conform to current period presentation. This change applies only to net operating income; all other operating metrics, including occupancy, leasing activity, and lease expirations continue to be presented based on space type.
(2)Includes BMS NOI of $10,170, $6,936 and $7,904 for the three months ended March 31, 2026 and 2025 and December 31, 2025, respectively.
(3)Includes a $17,240 reversal of previously accrued PENN 1 ground rent.

SAME STORE NOI AT SHARE AND SAME STORE NOI AT SHARE - CASH BASIS (NON-GAAP) (unaudited)

	Total	New York		THE MART	555 California Street
Same store NOI at share % increase (decrease)(1):
Three months ended March 31, 2026 compared to March 31, 2025	6.1%	8.9%		0.3%	(21.5)%
Three months ended March 31, 2026 compared to December 31, 2025	0.7%	0.7%		8.5%	(6.6)%

Same store NOI at share - cash basis % (decrease) increase(1):
Three months ended March 31, 2026 compared to March 31, 2025	(2.9)%	1.3%	(2)	1.0%	(51.2)%	(2)
Three months ended March 31, 2026 compared to December 31, 2025	0.3%	(0.2)%		17.5%	(14.6)%
________________________________
(1)See pages ix through xii in the Appendix for same store NOI at share and same store NOI at share - cash basis reconciliations.
(2)Variance in same store NOI at share vs. NOI at share - cash basis is primarily due to GAAP rent commencing on new leases with free rent periods.

LEASING ACTIVITY (unaudited)
(Square feet in thousands)
The leasing activity and related statistics in the table below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with GAAP. Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.

	New York			555 California Street
	Office	Retail	THE MART
Three Months Ended March 31, 2026
Total square feet leased	311	25	19	96
Our share of square feet leased:	243	13	19	67
Initial rent(1)	$102.50	$546.51	$70.20	$151.94
Weighted average lease term (years)	8.7	12.4	3.3	9.5
Second generation relet space:
Square feet	121	1	15	58
GAAP basis:
Straight-line rent(2)	$96.86	$2,273.02	$69.32	$178.18
Prior straight-line rent	$86.69	$1,221.04	$67.76	$123.11
Percentage increase	11.7%	86.2%	2.3%	44.7%
Cash basis (non-GAAP):
Initial rent(1)	$102.06	$2,140.67	$70.60	$162.85
Prior escalated rent	$93.04	$1,574.92	$71.81	$134.95
Percentage increase (decrease)	9.7%	35.9%	(1.7)%	20.7%
Tenant improvements and leasing commissions:
Per square foot	$141.09	$127.63	$28.72	$176.42
Per square foot per annum	$16.22	$10.29	$8.70	$18.57
Percentage of initial rent	15.8%	1.9%	12.4%	12.2%
________________________________
(1)Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis straight-line rent per square foot.
(2)Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases and includes the effect of free rent and periodic step-ups in rent.

LEASE EXPIRATIONS (unaudited)
(Amounts in thousands)

Our Share of Square Feet of Expiring Leases As of March 31, 2026

New York Office	901	939	956	1,124	722	894	637	581	440	1,025	462	6,211
New York Retail	25	52	41	44	143	55	62	36	145	25	143	345
THE MART	140	201	716	190	109	336	539	93	84	33	354	108
555 California Street	30	73	154	107	9	39	13	15	—	210	107	324
Total	1,096	1,265	1,867	1,465	983	1,324	1,251	725	669	1,293	1,066	6,988
% of total	5.5%	6.3%	9.3%	7.3%	4.9%	6.6%	6.3%	3.6%	3.3%	6.5%	5.3%	35.1%
_______________________________
(1) Includes month-to-month leases, holdover tenants, and leases expiring on the last day of the current quarter.

LEASE EXPIRATIONS DETAIL (unaudited) NEW YORK SEGMENT

	Period of Lease Expiration	Our Share of Square Feet of Expiring Leases(1)		Annualized Escalated Rents of Expiring Leases		Percentage of Annualized Escalated Rent
				Total	Per Sq. Ft.
Office:	First Quarter 2026(2)	58,000		$4,593,000	$79.19	0.4%

	Second Quarter 2026	174,000		16,146,000	92.79	1.3%
	Third Quarter 2026	78,000		6,179,000	79.22	0.5%
	Fourth Quarter 2026	591,000		45,177,000	76.44	3.7%
	Remaining 2026	843,000		67,502,000	80.07	5.5%
	First Quarter 2027	360,000		31,072,000	86.31	2.6%
	Remaining 2027	579,000		48,266,000	83.36	4.0%
	2028	956,000		76,184,000	79.69	6.3%
	2029	1,124,000		87,042,000	77.44	7.1%
	2030	722,000		65,813,000	91.15	5.4%
	2031	894,000		84,420,000	94.43	6.9%
	2032	637,000		54,444,000	85.47	4.5%
	2033	581,000		50,798,000	87.43	4.2%
	2034	440,000		42,028,000	95.52	3.5%
	2035	1,025,000		82,967,000	80.94	6.8%
	2036	462,000		47,127,000	102.01	3.9%
	Thereafter	6,211,000	(3)	475,233,000	76.51	38.9%

Retail:	First Quarter 2026(2)	1,000		$41,000	$41.00	0.0%

	Second Quarter 2026	15,000		2,724,000	181.60	1.0%
	Third Quarter 2026	4,000		4,050,000	1,012.50	1.6%
	Fourth Quarter 2026	5,000		214,000	42.80	0.1%
	Remaining 2026	24,000		6,988,000	291.17	2.7%
	First Quarter 2027	26,000		13,099,000	503.81	5.0%
	Remaining 2027	26,000		8,686,000	334.08	3.3%
	2028	41,000		9,912,000	241.76	3.8%
	2029	44,000		20,035,000	455.34	7.7%
	2030	143,000		23,552,000	164.70	9.1%
	2031	55,000		30,031,000	546.02	11.6%
	2032	62,000		32,894,000	530.55	12.7%
	2033	36,000		12,281,000	341.14	4.7%
	2034	145,000		20,401,000	140.70	7.8%
	2035	25,000		12,693,000	507.72	4.9%
	2036	143,000		16,816,000	117.59	6.5%
	Thereafter	345,000		52,552,000	152.32	20.2%
_____________________________
(1)    Excludes storage, vacancy and other.
(2)    Includes month-to-month leases, holdover tenants, and leases expiring on the last day of the current quarter.
(3)    Assumes U.S. Post Office exercises all lease renewal options through 2038 for 492,000 square feet at 909 Third Avenue given the below-market rent on their options.

LEASE EXPIRATIONS DETAIL (unaudited) OTHER SEGMENT

	Period of Lease Expiration	Our Share of Square Feet of Expiring Leases(1)	Annualized Escalated Rents of Expiring Leases		Percentage of Annualized Escalated Rent
THE MART			Total	Per Sq. Ft.
Office / Showroom / Retail:	First Quarter 2026(2)	20,000	$1,475,000	$73.75	0.9%

	Second Quarter 2026	34,000	1,976,000	58.12	1.3%
	Third Quarter 2026	51,000	3,552,000	69.65	2.3%
	Fourth Quarter 2026	35,000	2,268,000	64.80	1.4%
	Remaining 2026	120,000	7,796,000	64.97	5.0%
	First Quarter 2027	39,000	2,015,000	51.67	1.3%
	Remaining 2027	162,000	9,972,000	61.56	6.3%
	2028	716,000	38,802,000	54.19	24.6%
	2029	190,000	11,174,000	58.81	7.1%
	2030	109,000	6,739,000	61.83	4.3%
	2031	336,000	18,228,000	54.25	11.6%
	2032	539,000	27,442,000	50.91	17.4%
	2033	93,000	4,936,000	53.08	3.1%
	2034	84,000	4,414,000	52.55	2.8%
	2035	33,000	1,788,000	54.18	1.1%
	2036	354,000	17,539,000	49.55	11.1%
	Thereafter	108,000	5,336,000	49.41	3.4%

555 California Street
Office / Retail:	First Quarter 2026(2)	—	$—	$—	0.0%

	Second Quarter 2026	—	—	—	0.0%
	Third Quarter 2026	—	—	—	0.0%
	Fourth Quarter 2026	30,000	2,983,000	99.43	2.7%
	Remaining 2026	30,000	2,983,000	99.43	2.7%
	First Quarter 2027	14,000	695,000	49.64	0.6%
	Remaining 2027	59,000	7,041,000	119.34	6.3%
	2028	154,000	14,039,000	91.16	12.5%
	2029	107,000	11,432,000	106.84	10.2%
	2030	9,000	787,000	87.44	0.7%
	2031	39,000	3,638,000	93.28	3.2%
	2032	13,000	1,481,000	113.92	1.3%
	2033	15,000	1,864,000	124.27	1.7%
	2034	—	—	—	0.0%
	2035	210,000	19,818,000	94.37	17.7%
	2036	107,000	14,340,000	134.02	12.8%
	Thereafter	324,000	33,888,000	104.59	30.3%
________________________________
(1)    Excludes storage, vacancy and other.
(2)    Includes month-to-month leases, holdover tenants, and leases expiring on the last day of the current quarter.

CAPITAL EXPENDITURES AND RE/DEVELOPMENT (unaudited)
CONSOLIDATED
(Amounts in thousands)
	For the Three Months Ended March 31, 2026
	Total Company	New York	THE MART	555 California Street	Other
Capital expenditures:
Expenditures to maintain assets	$18,263	$14,554	$1,356	$2,353	$—
Tenant improvements	19,754	18,712	1,027	15	—
Leasing commissions	4,418	4,109	5	304	—
Recurring tenant improvements, leasing commissions and other capital expenditures	42,435	37,375	2,388	2,672	—
Non-recurring capital expenditures(1)	34,515	29,095	5,420	—	—
Total capital expenditures and leasing commissions	$76,950	$66,470	$7,808	$2,672	$—

Development and redevelopment expenditures(2):
PENN 2	$14,825	$14,825	$—	$—	$—
623 Fifth Avenue	8,234	8,234	—	—	—
Hotel Pennsylvania site (PENN 15)	5,048	5,048	—	—	—
Other	8,177	8,143	15	—	19
	$36,284	$36,250	$15	$—	$19
________________________________
(1)Primarily tenant improvements and leasing commissions on first generation space.
(2)Inclusive of capitalized interest expense, operating expenses and development payroll.

DEVELOPMENT/REDEVELOPMENT - ACTIVE PROJECTS AND FUTURE OPPORTUNITIES
(Amounts in thousands, except square feet)
		(at Vornado’s share)					Projected Incremental Cash Yield
Active Development Projects:	Property Rentable Sq. Ft.	Budget		Cash Amount Expended	Remaining Expenditures	Projected Leasing Stabilization Year
623 Fifth Avenue office condominium	383,000	$450,000	(1)	$234,153	$215,847	2028	10.1%

Future Opportunities: New York segment:	Zoning Sq. Ft.
PENN District:
Hotel Pennsylvania site (PENN 15)	2,052,000
Eighth Avenue and 34th Street land	305,000
Multiple other opportunities - office/residential/retail
Total PENN District	2,357,000
350 Park Avenue assemblage (the “350 Park Site”)(2)	1,455,000
260 Eleventh Avenue - office(3)	280,000
3 East 54th Street	233,000
57th Street land (50% interest)	150,000
Other segment:
527 West Kinzie land, Chicago	330,000
Total Future Opportunities	4,805,000
________________________________
(1)Includes purchase price.
(2)On December 18, 2025, an affiliate of KG, Citadel’s Founder and CEO, exercised an option to acquire at least a 60% interest in a joint venture (the “350 Park JV”) that would develop the site (the “Investment Option”). Vornado and the Rudin Family, via a joint venture (the “Vornado/Rudin JV”), have the option to acquire an interest between 23% and 40% in the 350 Park JV (with Vornado having an effective ownership ranging from 21% to 36%). 350 Park JV would combine 350 Park Avenue with 39 East 51st Street (owned by the Vornado/Rudin JV) and 40 East 52nd Street (owned by the Rudin Family) to build an approximate 1,900,000 square foot office tower (the “350 Park Site”) with Citadel as the anchor tenant. The Vornado/Rudin JV has until July 2026 to determine whether to enter into the 350 Park JV with KG or to exercise the option to put the 350 Park Site to KG for $1.2 billion ($900,000 to Vornado). The Investment Option closing is subject to the satisfaction of certain conditions.
(3)The building is subject to a ground lease. See page 30 for details.

There can be no assurance that the above project will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the property on the expected schedule or at the assumed rental rates.

UNCONSOLIDATED JOINT VENTURES (unaudited)
(Amounts in thousands)
	As of March 31, 2026			Our Share of Net Income (Loss) for the Three Months Ended March 31,			Our Share of NOI (non-GAAP) for the Three Months Ended March 31,
	Percentage Ownership	Company's Carrying Amount		2026	2025		2026	2025
Joint Venture Name
New York:
Fifth Avenue and Times Square JV(1)	51.5%	$1,535,921		$10,428	$90,542	(2)	$27,346	$23,577
280 Park Avenue	50.0%	118,391		(2,518)	(4,469)		10,508	8,294
Independence Plaza	50.1%	65,571		205	1,011		6,997	6,192
7 West 34th Street	53.0%	(40,846)	(3)	635	2,979		3,302	5,852
Alexander's	32.4%	41,485		1,455	3,923		7,924	9,509
West 57th Street properties	50.0%	36,403		(43)	(183)		119	18
85 Tenth Avenue	49.9%	(26,218)	(3)	(1,020)	(1,962)		4,302	3,493
61 Ninth Avenue	45.1%	853		112	59		1,910	1,944
Other, net	Various	22,794		2,111	2,137		3,028	4,980
				11,365	94,037		65,436	63,859

Other:
Alexander's corporate fee income	32.4%			1,245	1,633		742	1,010
Rosslyn Plaza	43.7% to 50.4%	35,131		(52)	(44)		337	439
Other, net	Various	94,632		264	1,351		1,793	1,803
				1,457	2,940		2,872	3,252

Total				$12,822	$96,977		$68,308	$67,111
________________________________
(1)Includes $6,105 and $8,543 of income on our return on preferred equity, net of our share of expenses for the three months ended March 31, 2026 and 2025 respectively.
(2)2025 includes the $76,162 gain from the sale of a portion of the 666 Fifth Avenue retail condominium.
(3)Our negative basis results from distributions in excess of our investment.

DEBT ANALYSIS (unaudited)
(Amounts in thousands)
DEBT SUMMARY	As of March 31, 2026
	Total		Variable			Fixed(1)
(Contractual debt balances)	Amount	Weighted Average Interest Rate	Amount		Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
Consolidated debt(2)	$7,762,037	4.80%	$1,772,037		5.37%(3)	$5,990,000	4.64%
Pro rata share of debt of non-consolidated entities	2,449,910	5.84%	385,269		6.36%	2,064,641	5.75%
Total	10,211,947	5.05%	2,157,306		5.55%	8,054,641	4.92%
Less: Noncontrolling interests' share of consolidated debt (primarily 1290 Avenue of the Americas and 555 California Street)	(682,247)		(682,247)			—
Company's pro rata share of total debt	$9,529,700	5.02%	$1,475,059	(4)	5.55%	$8,054,641	4.92%
________________________________
See notes below

NET DEBT TO EBITDAre, AS ADJUSTED (unaudited)

	As of and For the Trailing Twelve Months Ended March 31, 2026		For the Year Ended December 31,
			2025		2024		2023
Secured debt	$4,944,037		$4,944,037		$5,707,176		$5,729,615
Unsecured debt	2,818,000		2,270,420		2,575,000		2,575,000
Pro rata share of debt of non-consolidated entities	2,449,910		2,478,544		2,477,701		2,654,701
Less: Noncontrolling interests’ share of consolidated debt	(682,247)		(682,247)		(682,059)		(682,059)
Company’s pro rata share of total debt	$9,529,700		$9,010,754		$10,077,818		$10,277,257
% Unsecured debt	30%		25%		26%		25%

Company’s pro rata share of total debt	$9,529,700		$9,010,754		$10,077,818		$10,277,257
Less: Cash and cash equivalents and investments in U.S. Treasury bills	(1,081,299)		(840,850)		(733,947)		(997,002)
Less: Escrowed cash included within restricted cash on our balance sheet	(76,296)		(99,253)		(187,416)		(221,578)
Less: Pro rata share of unconsolidated partially owned entities’ cash and cash equivalents and escrowed cash	(196,221)		(195,867)		(248,835)		(295,983)
Plus: Noncontrolling interests’ share of cash and cash equivalents, escrowed cash and investments in U.S. Treasury bills	78,387		87,407		129,160		101,564
Net debt	$8,254,271		$7,962,191		$9,036,780		$8,864,258
EBITDAre, as adjusted (non-GAAP)	$1,013,944		$1,039,843		$1,049,320		$1,081,332
Net debt / EBITDAre, as adjusted (non-GAAP)	8.1	x	7.7	x	8.6	x	8.2	x
________________________________
(1)Includes variable rate debt with interest rates fixed by interest rate swap arrangements.
(2)See page xiii in the Appendix for reconciliation of consolidated debt, net as presented on our consolidated balance sheets to consolidated contractual debt as of March 31, 2026.
(3)Excludes additional 3.00% default interest on the 606 Broadway mortgage loan.
(4)As of March 31, 2026, $699,464 of variable rate debt (at share) is subject to interest rate cap arrangements, the $775,595 of variable rate debt not subject to interest rate cap arrangements represents 8% of our total pro rata share of debt. See page 26 for details.
See page i in the Appendix for definitions of EBITDAre and net debt to EBITDAre, as adjusted. See reconciliation of net (loss) income to EBITDA to EBITDAre on pages v and vi in the Appendix.

CORPORATE COVENANT RATIOS AND CREDIT RATINGS (unaudited)
(Amounts in thousands)

		As of
Unsecured Revolving Credit Facilities and Unsecured Term Loan(1)	Required	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total outstanding debt/total assets(2)	Less than 60%	35%	34%	34%	33%
Secured debt/total assets	Less than 50%	22%	25%	25%	23%
Fixed charge coverage	Greater than 1.40	1.98	1.98	2.01	1.97
Unsecured debt/cap value of unencumbered assets	Less than 60%	25%	18%	18%	18%
Unencumbered coverage ratio	Greater than 1.75	7.79	8.36	8.81	8.47

2026/2031 Unsecured Notes Covenant Ratios(1)
Total outstanding debt/total assets(3)	Less than 65%	48%	46%	43%	43%
Secured debt/total assets	Less than 50%	33%	33%	31%	31%
Interest coverage ratio (annualized combined EBITDA to annualized interest expense)	Greater than 1.50	1.93	2.19	2.24	2.02
Unencumbered assets/unsecured debt	Greater than 150%	421%	492%	480%	490%

2033 Unsecured Notes Covenant Ratios(1)
Total outstanding debt/total assets(4)	Less than 65%	42%
Secured debt/total assets	Less than 50%	29%
Interest coverage ratio (annualized combined EBITDA to annualized interest expense)	Greater than 1.50	2.07
Unencumbered assets/unsecured debt	Greater than 150%	428%

Consolidated Unencumbered EBITDA(1) (non-GAAP):	Trailing Twelve Months
New York	$339,121
Other	90,626
Total	$429,747

Credit Ratings(5):	Rating	Outlook
Moody’s	Ba1	Stable
S&P	BBB-	Stable
Fitch	BB+	Positive
________________________________
(1)Our debt covenant ratios and consolidated unencumbered EBITDA are computed in accordance with the terms of our senior unsecured notes, unsecured revolving credit facilities, and unsecured term loan, as applicable. The methodology used for these computations may differ significantly from similarly titled ratios and amounts of other companies. For additional information regarding the methodology used to compute these ratios, please see our filings with the SEC of our revolving credit facilities, senior debt indentures and applicable prospectuses and prospectus supplements.
(2)Total assets calculated as EBITDA capped at the following rates: 6.5% for office, 6.0% for retail, 8.0% for trade shows, 5.75% for multifamily, 7.25% for hotel, and 6.5% for other asset types.
(3)Total assets include EBITDA capped at 7.0% per the terms of our senior unsecured notes covenants.
(4)Total assets calculated as the greater of (i) EBITDA capped at 7.0% and (ii) the depreciated book value of the asset.
(5)Credit ratings are provided for informational purposes only and are not a recommendation to buy or sell our securities.

CAPITAL STRUCTURE (unaudited)
(Amounts in thousands, except per share and per unit amounts)
Debt (contractual balances):			As of March 31, 2026
Consolidated debt(1):
Mortgages payable			$4,944,037
Senior unsecured notes			1,250,000
$850 Million unsecured term loan			850,000
$2.1 Billion unsecured revolving credit facilities			718,000
			7,762,037
Pro rata share of debt of non-consolidated entities			2,449,910
Less: Noncontrolling interests' share of consolidated debt (primarily 1290 Avenue of the Americas and 555 California Street)			(682,247)
			9,529,700	(A)

	Shares/Units	Liquidation Preference
Perpetual Preferred:
3.25% preferred units (D-17) (141,400 units @ $25.00 per unit)			3,535
5.40% Series L preferred shares	12,000	$25.00	300,000
5.25% Series M preferred shares	12,780	25.00	319,500
5.25% Series N preferred shares	12,000	25.00	300,000
4.45% Series O preferred shares	12,000	25.00	300,000
			1,223,035	(B)

	Converted Shares(2)	March 31, 2026 Common Share Price
Equity:
Common shares	188,098	$25.99	4,888,667
Redeemable Class A units and LTIP Unit awards	16,947	25.99	440,453
Convertible share equivalents:
Series D-13 preferred units	1,796	25.99	46,678
Series G-1 through G-4 preferred units	104	25.99	2,703
Series A preferred shares	17	25.99	442
	206,962		5,378,943	(C)
Total Market Capitalization (A+B+C)			$16,131,678
________________________________
(1)See the reconciliation on page xiii of consolidated debt, net as presented on our consolidated balance sheets to consolidated contractual debt as of March 31, 2026.
(2)Excludes share-based equity awards that may be considered dilutive in the period. See page 5 for our weighted average units outstanding on a dilutive basis.

DEBT MATURITIES (CONTRACTUAL BALANCES) (unaudited)
(Amounts in thousands)

Consolidated Debt Maturity Schedule(1) as of March 31, 2026 (Excludes pro rata share of JV Debt)

Consolidated (100%):
Secured	$319,037	(2)	$880,000	$2,300,000	$—	$450,000	$995,000
Unsecured	400,000		—	—	—	—	2,418,000
Total consolidated debt (100%)	$719,037		$880,000	$2,300,000	$—	$450,000	$3,413,000
% of total consolidated debt	9.3%		11.3%	29.6%	—%	5.8%	44.0%
Debt maturities at share:
Consolidated debt (100%)	$719,037		$880,000	$2,300,000	$—	$450,000	$3,413,000
Pro rata share of debt of non-consolidated entities	496,147		39,485	826,446	201,875	628,808	257,149
Less: Noncontrolling interests' share of consolidated debt	(37,247)		—	(645,000)	—	—	—
Total debt at share	$1,177,937		$919,485	$2,481,446	$201,875	$1,078,808	$3,670,149
% of total debt at share	12.4%		9.6%	26.0%	2.1%	11.3%	38.6%
_______________________________
(1)Assumes the exercise of as-of-right extension options. Debt classified as fixed rate includes the effect of interest rate swap arrangements which may expire prior to debt maturity. See page 26 for information on interest rate swap arrangements.
(2)Includes the 606 Broadway $74,494 and 888 Seventh Avenue $244,543 non-recourse mortgage loans which matured and were not repaid, resulting in the lenders declaring an event of default. See page 4 for further information on the 888 Seventh Avenue mortgage loan.

DEBT DETAIL CONSOLIDATED (unaudited)
(Amounts in thousands)
Property	Ownership %	Maturity Date(1)	Variable Rate Spread		Interest Rate(2)		Debt Balance (100%)	Debt Balance (at share)
Secured Debt:
606 Broadway	50.0%	(3)	S+191		5.58%	(4)	$74,494	$37,247
888 Seventh Avenue	100.0%	(5)	S+180		5.47%		244,543	244,543
350 Park Avenue	100.0%	01/27			4.00%		400,000	400,000
100 West 33rd Street	100.0%	06/27			5.26%		480,000	480,000
150 West 34th Street	100.0%	02/28	S+215		5.82%		75,000	75,000
435 Seventh Avenue	100.0%	04/28			6.96%		75,000	75,000
555 California Street	70.0%	05/28	S+205	(6)	5.94%		1,200,000	840,000
1290 Avenue of the Americas	70.0%	11/28	S+162	(6)	5.14%		950,000	665,000
PENN 11	100.0%	08/30			6.35%		450,000	450,000
One Park Avenue	100.0%	02/31	S+178	(6)	4.56%		525,000	525,000
909 Third Avenue	100.0%	04/31			3.23%		350,000	350,000
4 Union Square South	100.0%	09/35			5.64%		120,000	120,000
Total Secured Debt							4,944,037	4,261,790
Unsecured Debt:
Senior unsecured notes due 2026	100.0%	06/26			2.15%		400,000	400,000
$1.0 Billion revolving credit facility	100.0%	04/29	S+116	(7)	—%		—	—
$1.130 Billion unsecured revolving credit facility	100.0%	02/31	S+105	(6)(7)	3.96%		718,000	718,000
$850 Million unsecured term loan	100.0%	02/31	S+120	(6)(7)	4.25%		850,000	850,000
Senior unsecured notes due 2031	100.0%	06/31			3.40%		350,000	350,000
Senior unsecured notes due 2033	100.0%	02/33			5.75%		500,000	500,000
Total Unsecured Debt							2,818,000	2,818,000
Total Consolidated Debt							$7,762,037	$7,079,790
________________________________
(1)Assumes the exercise of as-of-right extension options.
(2)Represents the interest rate in effect as of period end based on the appropriate reference rate as of the contractual reset date plus contractual spread, adjusted for hedging instruments, as applicable. See page 26 for information on interest rate swap and interest rate cap arrangements.
(3)On September 5, 2024, the non-recourse loan matured and was not repaid, at which time the lenders declared an event of default.
(4)Excludes additional 3.00% default interest on the 606 Broadway mortgage loan.
(5)On March 9, 2026, we entered into a forbearance agreement with the lenders on the loan, which matured in December 2025 and was not repaid. See page 4 for details.
(6)Balance is partially hedged by interest rate swap arrangements. See page 26 for details.
(7)In April 2026, we qualified for a sustainability margin adjustment on our unsecured term loan and $1.130 billion revolving credit facility and re-qualified on our $1.0 billion revolving credit facility by achieving certain KPI metrics, which reduced our interest rate by 0.05% for our term loan and 0.04% for our credit facilities.

DEBT DETAIL UNCONSOLIDATED (unaudited)
(Amounts in thousands)
Property	Ownership %	Maturity Date(1)	Variable Rate Spread	Interest Rate(2)	Debt Balance (100%)	Debt Balance (at share)
Rosslyn Plaza North(3)	50.4%	06/26	S+200	5.67%	$25,000	$12,603
Sunset Pier 94 Studios	49.9%	09/26	S+479	8.46%	155,840	77,764
825 Seventh Avenue office condominium	50.0%	10/26	S+275	6.42%	48,000	24,000
61 Ninth Avenue	45.1%	11/26	S+245	6.12%	155,000	69,905
85 Tenth Avenue	49.9%	12/26		4.55%	625,000	311,875
Wells Kinzie	50.0%	05/27		4.20%	18,058	9,029
The Alexander apartment tower	32.4%	11/27		2.63%	94,000	30,456
697-703 Fifth Avenue	44.8%	03/28		5.51%	355,797	159,346
280 Park Avenue	50.0%	09/28		5.84%	1,075,000	537,500
731 Lexington Avenue office condominium	32.4%	10/28		5.04%	400,000	129,600
640 Fifth Avenue	52.0%	07/29		7.47%	388,333	201,875
1535 Broadway	52.0%	05/30		6.90%	450,000	233,933
Independence Plaza	50.1%	06/30		5.84%	675,000	338,175
Rego Park II	32.4%	12/30	S+200	5.67%	175,000	56,700
7 West 34th Street	53.0%	02/31		5.79%	250,000	132,500
Fashion Centre/Washington Tower	7.5%	04/31		5.70%	465,000	34,875
330 West 34th Street ground lessor	34.8%	09/32		4.55%	100,000	34,825
731 Lexington Avenue retail condominium	32.4%	12/35		4.55%	169,596	54,949
Total Unconsolidated Debt					$5,624,624	$2,449,910
________________________________
(1)Assumes the exercise of as-of-right extension options.
(2)Represents the interest rate in effect as of period end based on the appropriate reference rate as of the contractual reset date plus contractual spread, adjusted for hedging instruments, as applicable. See page 26 for information on interest rate swap and interest rate cap arrangements.
(3)On March 23, 2026, the joint venture entered into a two-month extension with the lenders on the mortgage loan maturing April 2026.

HEDGING INSTRUMENTS AS OF MARCH 31, 2026 (unaudited)
(Amounts in thousands)
	Debt Information			Swap / Cap Information
	Balance at Share	Maturity Date(1)	Variable Rate Spread	Notional Amount at Share	Expiration Date			All-In Swapped Rate

Interest Rate Swaps:
Consolidated:
555 California Street mortgage loan:
In-place swap	$840,000	05/28	S+205	$840,000		05/26		6.03%
Forward swap (effective 05/26)				840,000		05/28		5.56%(2)
One Park Avenue mortgage loan	525,000	02/31	S+178	500,000		07/27		4.52%
Unsecured revolving credit facility	718,000	02/31	S+105	575,000		08/27		3.78%
Unsecured term loan	850,000	02/31	S+120
Through 10/26				750,000		10/26		4.17%
10/26 through 7/27				250,000		07/27		3.94%
7/27 through 8/27				50,000		08/27		3.94%
100 West 33rd Street mortgage loan	480,000	06/27	S+185	480,000		06/27		5.26%
1290 Avenue of the Americas mortgage loan	665,000	11/28	S+162	200,000		09/27		4.58%
435 Seventh Avenue mortgage loan	75,000	04/28	S+210	75,000		04/26	(3)	6.96%
Unconsolidated:
280 Park Avenue mortgage loan	537,500	09/28	S+178	537,500		09/28		5.84%
Interest Rate Caps:								Index Strike Rate
Consolidated:
1290 Avenue of the Americas mortgage loan	665,000	11/28	S+162	465,000		11/26		4.00%
One Park Avenue mortgage loan	525,000	02/31	S+178	25,000		02/28		5.20%
150 West 34th Street mortgage loan	75,000	02/28	S+215	75,000		02/27		5.00%
Unconsolidated:
Rego Park II mortgage loan	56,700	12/30	S+200	56,700		12/26		4.50%
Sunset Pier 94 Studios	77,764	09/26	S+479	77,764		09/26		4.00%

Debt subject to interest rate swaps				3,957,500
Variable rate debt subject to interest rate caps				699,464
Fixed rate debt per loan agreements				4,097,141
Variable rate debt not subject to interest rate swaps or caps				775,595	(4)
Total debt at share				$9,529,700
________________________________
(1)Assumes the exercise of as-of-right extension options.
(2)Reflects the May 2026 increase in variable rate spread to S+230. The variable rate spread will further increase to S+255 in May 2027.
(3)In April 2026, we entered into a 4.00% interest rate cap arrangement expiring April 2027 and effective upon the April 2026 expiration of the currently in-place swap.
(4)Our exposure to SOFR index increases is partially mitigated by an increase in interest income on our cash, cash equivalents and restricted cash.

TOP 30 TENANTS (unaudited)
(Amounts in thousands, except square feet)

Tenants	Square Footage At Share	Annualized Escalated Rents At Share(1)	% of Total Annualized Escalated Rents At Share
Meta Platforms, Inc.	700,327	$88,273	4.9%
Omnicom (formerly IPG and affiliates)	955,211	63,897	3.6%
New York University(2)	1,761,681	58,353	3.3%
Bloomberg L.P.	306,768	44,483	2.5%
Madison Square Garden & Affiliates	449,053	44,032	2.5%
Google/Motorola Mobility (guaranteed by Google)	759,446	43,949	2.5%
UMG Recordings, Inc.	336,700	35,411	2.0%
Apple Inc.	568,739	34,716	1.9%
Amazon (including its Whole Foods subsidiary)	312,694	32,688	1.8%
Neuberger Berman Group LLC	306,612	28,960	1.6%
WeWork	303,741	26,205	1.5%
LVMH Brands	63,002	25,688	1.4%
Swatch Group USA	8,499	25,017	1.4%
Verizon	203,322	23,539	1.3%
Victoria's Secret	33,156	21,210	1.2%
Bank of America	194,197	21,003	1.2%
PJT Partners Holdings	145,316	20,853	1.2%
PwC	241,196	19,417	1.1%
Macy's	181,698	19,324	1.1%
AMC Networks, Inc.	237,045	19,262	1.1%
Kirkland & Ellis LLP	107,582	14,346	0.8%
Dick's Sporting Goods	131,420	14,241	0.8%
The City of New York	232,010	12,377	0.7%
Dodge & Cox	107,925	12,267	0.7%
King & Spalding	122,859	12,038	0.7%
WSP USA	172,666	11,759	0.7%
Major League Soccer LLC	125,013	11,251	0.6%
Alston & Bird LLP	126,872	10,901	0.6%
Rippling	132,693	10,615	0.6%
Aetna Life Insurance Company	64,196	10,478	0.6%
			45.9%
________________________________
(1)Represents monthly contractual base rent before free rent plus tenant reimbursements multiplied by 12. Annualized escalated rents at share include leases signed but not yet commenced in place of current tenants or vacancy in the same space.
(2)Includes NYU’s master lease of 1,076,000 square feet at 770 Broadway. In addition to the $9,281 annual lease payments, which are included in annualized escalated rents above, NYU also made a $935,000 prepaid lease payment at lease commencement.

SQUARE FOOTAGE (unaudited)
(Square feet in thousands)
		At Vornado's Share
	At 100%		Under Development or Not Available for Lease	In Service
		Total		Office	Retail	Showroom	Other
Segment:
New York:
Office	19,583	17,442	968	16,291	—	183	—
Retail (includes retail properties that are in the base of our office properties)	2,289	1,921	257	—	1,664	—	—
Residential - 1,328 units	1,186	604	—	—	—	—	604
Alexander's (32.4% interest), including 312 residential units	2,446	793	110	308	292	—	83
	25,504	20,760	1,335	16,599	1,956	183	687

Other:
THE MART	3,696	3,694	—	2,125	84	1,238	247
555 California Street (70% interest)	1,822	1,275	—	1,240	35	—	—
Other	3,887	1,769	140	481	895	—	253
	9,405	6,738	140	3,846	1,014	1,238	500

Total square feet at March 31, 2026	34,909	27,498	1,475	20,445	2,970	1,421	1,187

Total square feet at December 31, 2025	34,905	27,486	1,023	21,034	2,962	1,422	1,045

	At 100%
Parking Garages (not included above):	Square Feet	Number of Garages	Number of Spaces
New York	1,635	9	4,685
THE MART	341	3	1,076
555 California Street	168	1	461
Rosslyn Plaza	411	4	1,094
Total at March 31, 2026	2,555	17	7,316

OCCUPANCY (unaudited)

	New York	THE MART	555 California Street
Occupancy rate at:
March 31, 2026	90.3%	80.0%	86.7%
December 31, 2025	90.0%	81.5%	88.9%
March 31, 2025	83.5%	78.2%	92.3%

RESIDENTIAL STATISTICS (unaudited)

		Vornado's Ownership Interest
	Number of Units	Number of Units	Occupancy Rate	Average Monthly Rent Per Unit
New York:
March 31, 2026	1,640	766	96.5%	$5,096
December 31, 2025	1,643	769	95.5%	5,051
March 31, 2025	1,642	769	96.5%	4,814

GROUND LEASES (unaudited)
(Amounts in thousands, except square feet)

Property	Current Annual Rent at Share		Next Option Renewal Date	Fully Extended Lease Expiration	Rent Increases and Other Information
Consolidated:
New York:
The Farley Building (95% interest)	$4,750		None	2116	None.
PENN 1:
Land	15,000	(1)	2073	2098	Rent will reset to fair market value (“FMV”) in 2048. One additional 25-year renewal option at FMV.
Long Island Railroad Concourse Retail	1,379		2048	2098
Two 25-year renewal options. Base rent increases every 10 years, with the next rent increase in 2028, based on the increase in gross income reduced by the increase in real estate taxes and operating expenses. In addition, percentage rent is payable based on gross annual income above a specified threshold. Base and percentage rent are reduced by a rent credit calculated as a percentage of development costs funded by Vornado.

260 Eleventh Avenue	4,583		None	2114	Rent increases annually by the lesser of CPI or 1.5% compounded. We have a purchase option exercisable at a future date for $110,000 increased annually by the lesser of CPI or 1.5% compounded.
888 Seventh Avenue	3,350		2028	2067	Two 20-year renewal options at FMV.
330 West 34th Street - 65.2% ground leased	10,265		2051	2149	Two 30-year and one 39-year renewal option at FMV.
909 Third Avenue	1,600		2041	2063	One 22-year renewal option at current annual rent.
962 Third Avenue (the Annex building to 150 East 58th Street) - 50.0% ground leased	666		None	2118	Rent resets every 10 years to FMV.
Other:
Wayne Town Center	6,401		2035	2064	Two 10-year renewal options and one 9-year renewal option. Rent increases annually by the greater of CPI or 6%.
Annapolis	650		None	2042	Fixed rent increases to $750 per annum in 2032.
Unconsolidated:
Sunset Pier 94 Studios (49.9% interest)	449		2060	2110	Five 10-year renewal options. Fixed rent increases in 2028 and every five years thereafter. Beginning in September 2028, additional rent is payable in an amount equal to 6% of gross revenue less the base rent.
61 Ninth Avenue (45.1% interest)	3,890		None	2115	Rent increases every three years based on CPI, subject to a cap. In 2051, 2071 and 2096, rent resets based on the increase in the property's gross revenue net of real estate taxes, if greater than the CPI reset.
Flushing (Alexander's) (32.4% interest)	259		None	2037	10-year renewal option at 90% of FMV effective 2027 was exercised in March 2025. FMV to be determined.
________________________________
(1)On April 22, 2025, an arbitration panel (the “Panel”) appointed to determine the ground rent payable by Vornado’s subsidiary for the PENN 1 land parcel for the 25-year period beginning June 17, 2023 determined that the annual rent payable will be $15,000,000 or $20,220,000, depending on the outcome of litigation described below. On July 21, 2025, the ground lessor filed a motion in New York County Supreme Court to vacate the Panel’s ground rent determination. On October 31, 2025, the court granted the ground lessor’s motion. We believe the decision is without merit and are appealing the court’s decision. Further, litigation is currently pending between the parties in New York County Supreme Court regarding the existence of a sublease potentially affecting the value of the land parcel. The court denied our motion to dismiss that action and, in January 2026, the appellate court affirmed that decision. That sublease litigation is now continuing in front of the lower court. Under the Panel’s decision (assuming the aforementioned vacatur decision that we are appealing is reversed), if the fee owner prevails in a final judgment in that litigation, the annual rent for the 25-year term will be $20,220,000, retroactive to June 17, 2023.

NEW YORK OFFICE
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)		Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)		Major Tenants
Property						Total Property	In Service	Under Development or Not Available for Lease
NEW YORK OFFICE:
PENN District:
PENN 1
(ground leased through 2098)**											Cisco, Hartford Fire Insurance, Empire Healthchoice Assurance, Inc., United
											Healthcare Services, Inc., Siemens Mobility, WSP USA, Gusto Inc., Samsung,
-Office	100.0%	91.7%	$89.57			2,241,000	2,241,000	—			Canaccord Genuity LLC, Roivant Sciences Inc.
-Retail	100.0%	56.3%	197.69			240,000	240,000	—			Starbucks, Blue Bottle Coffee Inc., Shake Shack
	100.0%	88.4%	96.01		$210,300	2,481,000	2,481,000	—	$—

PENN 2											Madison Square Garden, Major League Soccer LLC
											UMG Recordings, Inc.*, Current*, Capgemini*
-Office	100.0%	83.5%	107.02			1,759,000	1,759,000	—			Verizon, Pernod Ricard*, FGS Global*, Dick’s Sporting Goods*
-Retail	100.0%	62.9%	221.24			66,000	66,000	—			JPMorgan Chase
	100.0%	82.7%	110.15		165,800	1,825,000	1,825,000	—	575,000	(4)

The Farley Building (ground and building leased through 2116)**
-Office	95.0%	100.0%	119.86		87,500	730,000	730,000	—	—		Meta Platforms, Inc.

PENN 11
-Office	100.0%	100.0%	76.35			1,120,000	1,120,000	—			Apple Inc., Madison Square Garden, AMC Networks, Inc., Macy's
-Retail	100.0%	41.6%	234.15			39,000	39,000	—			PNC Bank National Association, Starbucks
	100.0%	97.9%	78.35		82,500	1,159,000	1,159,000	—	450,000

100 West 33rd Street
-Office	100.0%	87.4%	69.41			858,000	858,000	—			Omnicom (formerly IPG and affiliates)
-Retail	100.0%	—%	—			257,000	—	257,000
	100.0%	87.4%	69.41		52,600	1,115,000	858,000	257,000	480,000

330 West 34th Street
(65.2% ground leased through 2149)**
-Office	100.0%	94.9%	83.08			702,000	702,000	—			Structure Tone, Deutsch, Inc., HomeAdvisor, Inc., WeWork, Rippling*
-Retail	100.0%	85.5%	114.83			24,000	24,000	—			Starbucks
	100.0%	94.6%	83.86		55,700	726,000	726,000	—	100,000	(5)

7 West 34th Street
-Office	53.0%	100.0%	84.04			458,000	458,000	—			Amazon
-Retail	53.0%	89.6%	366.91			19,000	19,000	—			Amazon, Lindt
	53.0%	99.6%	94.79		44,100	477,000	477,000	—	250,000

Total PENN District					698,500	8,513,000	8,256,000	257,000	1,855,000

Midtown East:
909 Third Avenue
(ground leased through 2063)**											Omnicom (formerly IPG and affiliates), AbbVie Inc., United States Post Office
-Office	100.0%	72.7%	69.46	(6)	54,600	1,353,000	1,353,000	—	350,000		Morrison Cohen LLP, Alix Partners*

NEW YORK OFFICE
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)	Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)	Major Tenants
Property					Total Property	In Service	Under Development or Not Available for Lease
NEW YORK OFFICE (Continued):
Midtown East (Continued):
150 East 58th Street(7)
-Office	100.0%	80.4%	$82.64		541,000	541,000	—		Castle Harlan, Tournesol Realty LLC (Peter Marino)
-Retail	100.0%	100.0%	95.02		3,000	3,000	—
	100.0%	80.5%	82.71	$36,000	544,000	544,000	—	—

Total Midtown East				90,600	1,897,000	1,897,000	—	$350,000

Midtown West:
888 Seventh Avenue
(ground leased through 2067)**									Lone Star US Acquisitions LLC, Top-New York, Inc.,
-Office	100.0%	85.3%	101.47		873,000	873,000	—		Vornado Executive Headquarters, United Talent Agency
-Retail	100.0%	100.0%	269.15		15,000	15,000	—		Redeye Grill L.P.
	100.0%	85.5%	103.21	78,600	888,000	888,000	—	244,543

50 West 57th Street
-Office	50.0%	91.8%	65.82		69,000	69,000	—
-Retail	50.0%	100.0%	103.96		10,000	10,000	—		Le Colonial*
	50.0%	92.5%	69.41	5,000	79,000	79,000	—	—

825 Seventh Avenue
-Office	50.0%	79.6%	43.99	5,800	169,000	169,000	—	48,000	Young Adult Institute Inc., New Alternatives for Children, Inc.

Total Midtown West				89,400	1,136,000	1,136,000	—	292,543

Park Avenue:
280 Park Avenue									Elliott Investment Management L.P., PJT Partners Holdings, GIC Inc.,
-Office	50.0%	97.7%	125.04		1,238,000	1,238,000	—		Wells Fargo, Investcorp International Inc., Sagard Capital Partners*
-Retail	50.0%	100.0%	63.05		29,000	29,000	—		Starbucks, Fasano Restaurant
	50.0%	97.8%	123.63	153,200	1,267,000	1,267,000	—	1,075,000

Total Park Avenue				153,200	1,267,000	1,267,000	—	1,075,000

Grand Central:
90 Park Avenue									Alston & Bird, PwC, MassMutual, Glencore*,
-Office	100.0%	99.3%	84.82		939,000	939,000	—		Factset Research Systems Inc., Foley & Lardner
-Retail	100.0%	96.0%	176.13		17,000	17,000	—		Citibank, Starbucks
Total Grand Central	100.0%	99.2%	86.32	79,100	956,000	956,000	—	—

NEW YORK OFFICE
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)	Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)	Major Tenants
Property					Total Property	In Service	Under Development or Not Available for Lease
NEW YORK OFFICE (Continued):
Madison/Fifth:
623 Fifth Avenue
-Office	100.0%	—	$—	$—	383,000	—	383,000	$—
Total Madison/Fifth				—	383,000	—	383,000	—

Midtown South:
770 Broadway
-Office	100.0%	100.0%	(8)	(8)	1,091,000	1,091,000	—		New York University
-Retail	100.0%	100.0%	74.86	6,400	92,000	92,000	—		Wegmans Food Markets
	100.0%	100.0%			1,183,000	1,183,000	—	—

One Park Avenue
									New York University, BMG Rights Management LLC,
-Office	100.0%	93.9%	72.94		867,000	867,000	—		Robert A.M. Stern Architect
-Retail	100.0%	95.6%	84.79		78,000	78,000	—		Bank of Baroda, Citibank, Equinox, Tous Les Jour*
	100.0%	94.0%	73.92	64,300	945,000	945,000	—	525,000

Total Midtown South				70,700	2,128,000	2,128,000	—	525,000

Rockefeller Center:
1290 Avenue of the Americas									Hachette Book Group Inc., Bryan Cave LLP, Neuberger Berman Group LLC
									Cushman & Wakefield, Selendy Gay PLLC, Columbia University,
-Office	70.0%	94.6%	91.65		1,999,000	1,999,000	—		Fubotv Inc, LinkLaters, King & Spalding, Oaktree Capital*
-Retail	70.0%	95.0%	202.65		90,000	90,000	—		Duane Reade, JPMorgan Chase Bank, Starbucks
Total Rockefeller Center	70.0%	94.6%	95.25	184,100	2,089,000	2,089,000	—	950,000

Chelsea/Meatpacking District:
260 Eleventh Avenue
(ground leased through 2114)**
-Office	100.0%	100.0%	49.75	10,400	209,000	209,000	—	—	The City of New York

85 Tenth Avenue									Google, Telehouse International Corp.,
-Office	49.9%	89.9%	95.94		598,000	598,000	—		Clear Secure, Inc., Shopify
-Retail	49.9%	76.3%	96.01		43,000	43,000	—		Crane Club, Verde
	49.9%	89.1%	95.94	54,500	641,000	641,000	—	625,000

61 Ninth Avenue (2 buildings)
(ground leased through 2115)**
-Office	45.1%	100.0%	148.26		171,000	171,000	—		Aetna Life Insurance Company, Apple Inc.
-Retail	45.1%	100.0%	408.11		23,000	23,000	—		Starbucks
	45.1%	100.0%	165.35	34,500	194,000	194,000	—	155,000

Total Chelsea/Meatpacking District				99,400	1,044,000	1,044,000	—	780,000

NEW YORK STREET RETAIL
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)	Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)	Major Tenants
Property					Total Property	In Service	Under Development or Not Available for Lease
NEW YORK STREET RETAIL:
PENN District:
PENN 1 East & West and South Concourse	100.0%	74.5%	$300.48	$15,100	73,000	73,000	—	$—	Bank of America, Roberta’s

The Farley Building (ground and building leased through 2116)**	95.0%	43.8%	326.42	13,700	116,000	116,000	—	—	Avra Prime, Duane Reade, Magnolia Bakery, Starbucks, Birch Coffee, H&H Bagels

435 Seventh Avenue	100.0%	100.0%	—	—	43,000	43,000	—	75,000

431 Seventh Avenue	100.0%	100.0%	265.93	1,100	9,000	9,000	—	—	Essen

138-142 West 32nd Street	100.0%	80.3%	135.78	500	8,000	8,000	—	—

150 West 34th Street	100.0%	100.0%	63.48	5,000	79,000	79,000	—	75,000	Primark

137 West 33rd Street	100.0%	100.0%	99.11	300	3,000	3,000	—	—	Celtic Rail

131-135 West 33rd Street	100.0%	100.0%	65.65	1,500	22,000	22,000	—	—	The Five Hats Club (BSE Global)*

Other (4 buildings)	74.5%	60.2%	113.94	2,200	34,000	34,000	—	—

Total PENN District				39,400	387,000	387,000	—	150,000

Midtown East:
715 Lexington Avenue	100.0%	100.0%	206.92	4,500	22,000	22,000	—	—	Orangetheory Fitness, Casper, Santander Bank, Blu Dot

966 Third Avenue	100.0%	100.0%	112.60	800	7,000	7,000	—	—	McDonald's

968 Third Avenue	50.0%	100.0%	200.04	1,300	7,000	7,000	—	—	Wells Fargo

Total Midtown East				6,600	36,000	36,000	—	—

Midtown West:
825 Seventh Avenue	100.0%	100.0%	170.34	700	4,000	4,000	—	—	Venchi

NEW YORK STREET RETAIL
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)	Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)	Major Tenants
Property					Total Property	In Service	Under Development or Not Available for Lease
NEW YORK STREET RETAIL (Continued):
Madison/Fifth:
640 Fifth Avenue									Fidelity Investments, Abbott Capital Management,
-Office	52.0%	100.0%	$107.28		246,000	246,000	—		The Klein Company, Rockefeller Capital*
-Retail	52.0%	100.0%	1,119.99		69,000	69,000	—		Victoria's Secret, Dyson
	52.0%	100.0%	260.84	$78,400	315,000	315,000	—	$388,333

666 Fifth Avenue
-Retail	52.0%	100.0%	1,090.31	14,400	24,000	24,000	—	—	Abercrombie & Fitch, Tissot

595 Madison Avenue									LVMH Moet Hennessy Louis Vuitton Inc.,
-Office	100.0%	88.8%	82.74		303,000	303,000	—		Albea Beauty Solutions, Aerin LLC
-Retail	100.0%	100.0%	763.28		30,000	30,000	—		Fendi, Berluti, Christofle Silver Inc.
	100.0%	89.5%	130.52	40,200	333,000	333,000	—	—

689 Fifth Avenue
-Office	52.0%	94.6%	95.61		81,000	81,000	—		Brunello Cucinelli USA Inc., Yamaha Artist Services Inc.
-Retail	52.0%	100.0%	593.51		16,000	16,000	—		Canada Goose
	52.0%	95.2%	157.13	16,200	97,000	97,000	—	—

655 Fifth Avenue
-Retail	50.0%	100.0%	286.19	16,500	57,000	57,000	—	—	Ferragamo

697-703 Fifth Avenue
-Retail	44.8%	100.0%	2,706.21	43,700	27,000	27,000	—	355,797	Swatch Group USA, Harry Winston, Meta Platforms, Inc.

Total Madison/Fifth				209,400	853,000	853,000	—	744,130

Midtown South:
4 Union Square South
-Retail	100.0%	100.0%	140.11	28,600	204,000	204,000	—	120,000	Burlington, Whole Foods Market, DSW, Sephora
Times Square:
1540 Broadway
-Retail	52.0%	22.0%	403.50	14,200	162,000	162,000	—	—	U.S. Polo, Disney, Pop Mart*

1535 Broadway
-Retail	52.0%	100.0%	1,163.79		45,000	45,000	—		T-Mobile, Swatch Group USA, Levi's, Sephora, Anita La Mamma Del Gelato
-Theatre	52.0%	100.0%	22.21		62,000	62,000	—		Nederlander-Marquis Theatre
	52.0%	100.0%	451.09	44,600	107,000	107,000	—	450,000

Total Times Square				58,800	269,000	269,000	—	450,000

NEW YORK STREET RETAIL / RESIDENTIAL / DEVELOPMENT
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)	Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)	Major Tenants
Property					Total Property	In Service	Under Development or Not Available for Lease
NEW YORK STREET RETAIL (Continued):
Upper East Side:
1131 Third Avenue	100.0%	63.7%	$219.57	$3,100	23,000	23,000	—	$—	Crunch LLC, J.Jill
Chelsea/Meatpacking District:
537 West 26th Street	100.0%	100.0%	134.23	2,300	17,000	17,000	—	—
Tribeca:
339 Greenwich Street	100.0%	100.0%	154.75	700	9,000	9,000	—	—	Paper Moon
NEW YORK RESIDENTIAL:
Tribeca:
Independence Plaza
-Residential (1,328 units)	50.1%	96.3%			1,186,000	1,186,000	—
-Retail	50.1%	68.4%	99.34	5,400	72,000	72,000	—	675,000	Duane Reade, Tompkins Square Bagels*
Total Tribeca - Residential				5,400	1,258,000	1,258,000	—	675,000

NEW YORK:
To be Developed:
350 Park Avenue	100.0%	—	—	—	585,000	—	585,000	400,000

Hotel Pennsylvania site (PENN 15)	100.0%	—	—	—	—	—	—	—

57th Street	50.0%	—	—	—	—	—	—	—

Eighth Avenue and 34th Street	100.0%	—	—	—	—	—	—	—

3 East 54th Street	100.0%	—	—	—	—	—	—	—

METRICS BY SPACE TYPE

New York Office:

Total		92.1%	$91.88	$1,436,800	19,583,000	18,615,000	968,000	$6,227,543

Vornado's Ownership Interest		91.6%	$90.11	$1,227,200	17,442,000	16,474,000	968,000	$4,800,148

New York Retail:

Total		77.5%	$271.77	$392,800	2,289,000	2,032,000	257,000	$1,464,130

Vornado's Ownership Interest		78.3%	$231.41	$276,800	1,921,000	1,664,000	257,000	$865,154

New York Residential:

Total		96.5%			1,186,000	1,186,000	—	$675,000

Vornado's Ownership Interest		96.5%			604,000	604,000	—	$338,175

NEW YORK SEGMENT - ALEXANDER’S
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)	Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)	Major Tenants
Property					Total Property	In Service	Under Development or Not Available for Lease
NEW YORK (Continued):
ALEXANDER'S, INC.:
731 Lexington Avenue, Manhattan
-Office	32.4%	100.0%	$145.99		952,000	952,000	—	$400,000	Bloomberg L.P.
-Retail	32.4%	23.6%	299.56		128,000	128,000	—	169,596	Hutong, Capital One
	32.4%	91.3%	150.51	$146,300	1,080,000	1,080,000	—	569,596

Rego Park I, Queens (4.8 acres)(9)	32.4%	—%	—	—	338,000	—	338,000	—

Rego Park II (adjacent to Rego Park I),
Queens (6.6 acres)	32.4%	98.3%	75.10	43,600	606,000	606,000	—	175,000	Costco, Kohl's, TJ Maxx, Best Buy, Marshalls, DSW, Burlington

Flushing, Queens (1.0 acre ground leased through 2037)	32.4%	100.0%	33.55	5,600	167,000	167,000	—	—	New World Mall LLC

The Alexander Apartment Tower,
Rego Park, Queens, NY
-Residential (312 units)	32.4%	97.4%			255,000	255,000	—	94,000

Total Alexander's	32.4%	94.4%	113.61	195,500	2,446,000	2,108,000	338,000	838,596

Total New York		90.7%	$101.83	$2,017,300	25,504,000	23,941,000	1,563,000	$9,205,269

Vornado's Ownership Interest		90.3%	$95.47	$1,608,400	20,760,000	19,425,000	1,335,000	$6,275,182
________________________________
*    Lease not yet commenced.
**    Term assumes all renewal options exercised, if applicable.
(1)Weighted average escalated annual rent per square foot and average occupancy percentage for office properties excludes garages and de minimis amounts of storage space. Weighted average escalated annual rent per square foot for retail excludes non-selling space.
(2)Represents monthly contractual base rent before free rent plus tenant reimbursements multiplied by 12. Annualized escalated rent at share include leases signed but not yet commenced in place of current tenants or vacancy in the same space. Includes rent from storage and other non-selling space and excludes rent from residential units.
(3)Represents contractual debt obligations.
(4)Secured amount outstanding on revolving credit facilities.
(5)Amount represents debt on land which is owned 34.8% by Vornado.
(6)Excludes US Post Office lease for 492,000 square feet.
(7)Includes 962 Third Avenue (the Annex building to 150 East 58th Street) 50.0% ground leased through 2118**.
(8)Master leased to NYU for a 70-year term, square feet includes storage space.
(9)On March 6, 2026 Alexander’s entered into an agreement to sell its Rego Park I property. See page 3 for details.

OTHER
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)	Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)	Major Tenants
Property					Total Property	In Service	Under Development or Not Available for Lease
THE MART:
THE MART, Chicago
									Motorola Mobility (guaranteed by Google), Allscripts Healthcare,
									AAR Corp*, The Chartis Group LLC*, Paypal, Inc., ConAgra Foods Inc.,
									Avant LLC, Clear Channel Outdoor LLC, Omnicom (formerly IPG and affiliates),
									Government Employees Insurance Company, Medline Industries, Inc,
-Office	100.0%	87.4%	$51.68	$97,300	2,125,000	2,125,000	—		Innovation Development Institute, Inc., Allstate Insurance Company
-Showroom/Trade show	100.0%	69.5%	59.19	59,900	1,485,000	1,485,000	—		Holly Hunt Ltd., Baker Interiors Group, Ltd.
-Retail	100.0%	79.6%	49.69	3,100	82,000	82,000	—
	100.0%	80.0%	54.25	160,300	3,692,000	3,692,000	—	$—

Other (1 property)	50.0%	85.5%	74.27	300	4,000	4,000	—	18,058
Total THE MART, Chicago				160,600	3,696,000	3,696,000	—	18,058

Property to be Developed:
527 West Kinzie, Chicago	100.0%	—	—	—	—	—	—	—

Total THE MART		80.0%	$54.28	$160,600	3,696,000	3,696,000	—	$18,058

Vornado's Ownership Interest		80.0%	$54.26	$160,500	3,694,000	3,694,000	—	$9,029

555 California Street:
555 California Street	70.0%	88.9%	$109.36	$152,200	1,511,000	1,511,000	—	$1,200,000	Bank of America, N.A., Dodge & Cox, Goldman Sachs & Co.,
									Jones Day, Kirkland & Ellis LLP, Morgan Stanley & Co. Inc.,
									McKinsey & Company Inc., UBS Financial Services,
									KKR Financial, Microsoft Corporation

315 Montgomery Street	70.0%	67.7%	76.76	12,000	235,000	235,000	—	—	Bank of America, N.A., Ripple Labs Inc., Blue Shield, Pacific Workplaces*

345 Montgomery Street	70.0%	100.0%	57.18	4,300	76,000	76,000	—	—	Wharton School of the University of Pennsylvania*

Total 555 California Street		86.7%	$103.54	$168,500	1,822,000	1,822,000	—	$1,200,000

Vornado's Ownership Interest		86.7%	$103.54	$118,000	1,275,000	1,275,000	—	$840,000

________________________________
*    Lease not yet commenced.
**    Term assumes all renewal options exercised, if applicable.
(1)Weighted average escalated annual rent per square foot excludes ground rent, storage rent and garages.
(2)Represents monthly contractual base rent before free rent plus tenant reimbursements multiplied by 12. Annualized escalated rent at share include leases signed but not yet commenced in place of current tenants or vacancy in the same space. Includes rent from storage and other non-selling space and excludes rent from residential units.
(3)Represents the contractual debt obligations.

OTHER
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)	Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)		Major Tenants
Property					Total Property		Under Development or Not Available for Lease
						In Service
OTHER:
Virginia:
Rosslyn Plaza
-Office - 4 buildings	46.2%	22.5%	$53.49		736,000	432,000	304,000			Nathan Associates
-Residential - 2 buildings (197 units)	43.7%	98.5%			253,000	253,000	—
	45.6%			$5,000	989,000	685,000	304,000	$25,000

Fashion Centre Mall / Washington Tower
-Office	7.5%	75.5%	48.00		170,000	170,000	—	43,000		The Rand Corporation
-Retail	7.5%	99.5%	36.67		868,000	868,000	—	422,000		Macy's, Nordstrom
	7.5%	95.6%	38.14	49,900	1,038,000	1,038,000	—	465,000

New Jersey:
Wayne Town Center, Wayne (ground leased through 2064)**	100.0%	100.0%	30.92	13,700	690,000	690,000	—	—		Costco, Dick's Sporting Goods, Nordstrom Rack, UFC FIT

Atlantic City (11.3 acres ground leased through 2070 to VICI Properties for a portion of the Borgata Hotel and Casino complex)	100.0%	100.0%	—	8,100	—	—	—	—		VICI Properties (ground lessee)

Paramus
-Office	100.0%	69.8%	26.85	2,300	129,000	129,000	—	—		Vornado's Administrative Headquarters

Maryland:
Annapolis (ground and building leased through 2042)**	100.0%	100.0%	11.70	1,500	128,000	128,000	—	—		The Home Depot

New York:
650 Madison Avenue										Sotheby's International Realty, Inc., BC Partners Inc.,
-Office	22.2%	60.1%	114.51		563,000	563,000	—			Polo Ralph Lauren, Willett Advisors LLC (Bloomberg Philanthropies)
-Retail	22.2%	95.7%	1,092.62		38,000	38,000	—			Moncler USA Inc., Tod's, Celine, Balmain
	22.2%	61.6%	178.16	63,300	601,000	601,000	—	—	(4)

606 Broadway (19 East Houston Street)
-Office	50.0%	—%	—		30,000	30,000	—
-Retail	50.0%	100.0%	734.95		6,000	6,000	—			Citizen’s Bank N.A., Harman International
	50.0%	13.2%	734.95	3,400	36,000	36,000	—	74,494

Sunset Pier 94 Studios (ground and building leased through 2110)**
‘-Studio	49.9%	87.4%			266,000	266,000	—	155,840		Netflix, Paramount

40 East 66th Street
‘-Residential	100.0%	100.0%		—	10,000	10,000	—	—

Total Other		77.9%	$58.52	$147,200	3,887,000	3,583,000	$304,000	$720,334

Vornado's Ownership Interest		80.9%	$48.15	$46,000	1,769,000	1,629,000	$140,000	$162,489
____________________________________________________________________________________
**    Term assumes all renewal options exercised, if applicable.
(1)Weighted average escalated annual rent per square foot excludes ground rent, storage rent, garages and residential.
(2)Represents monthly contractual base rent before free rent plus tenant reimbursements multiplied by 12. Annualized escalated rent at share include leases signed but not yet commenced in place of current tenants or vacancy in the same space. Includes rent from storage and other non-selling space and excludes rent from residential units.
(3)Represents the contractual debt obligations.
(4)Excludes our 22.2% pro rata share of the $800,000 650 Madison non-recourse mortgage loan. Our investment was written down to zero and we no longer record our share of net income (loss) from this investment.

INVESTOR INFORMATION

Corporate Officers:
Steven Roth	Chairman of the Board and Chief Executive Officer
Michael J. Franco	President and Chief Financial Officer
Glen J. Weiss	Executive Vice President - Office Leasing - Co-Head of Real Estate
Barry S. Langer	Executive Vice President - Development - Co-Head of Real Estate
Haim Chera	Executive Vice President - Head of Retail
Thomas J. Sanelli	Executive Vice President - Finance and Chief Administrative Officer

RESEARCH COVERAGE

Jeff Spector/Jana Galan	Steve Sakwa	Vikram Malhotra
Bank of America/BofA Securities	Evercore ISI	Mizuho Securities (USA) Inc.
646-855-1363/646-855-3081	212-446-9462	212-282-3827

Brendan Lynch	Caitlin Burrows	Ronald Kamdem
Barclays Capital	Goldman Sachs	Morgan Stanley
212-526-9428	212-902-4736	212-296-8319

John P. Kim	Dylan Burzinski	Alexander Goldfarb
BMO Capital Markets	Green Street Advisors	Piper Sandler
212-885-4115	949-640-8780	212-466-7937

Nicholas Joseph/Seth Bergey	Anthony Paolone	Nicholas Yulico
Citi	JP Morgan	Scotia Capital (USA) Inc
212-816-1909/212-816-2066	212-622-6682	212-225-6904

Floris van Dijkum	Mark Streeter/Ian Snyder	Michael Lewis
Ladenburg Thalmann	JP Morgan Fixed Income	Truist Securities
212-409-2075	212-834-5086/212-834-3798	212-319-5659

Research Coverage - is provided as a service to interested parties and not as an endorsement of any report, or representation as to the accuracy of any information contained therein. Opinions, forecasts and other forward-looking statements expressed in analysts' reports are subject to change without notice.

APPENDIX
DEFINITIONS AND NON-GAAP RECONCILIATIONS

FINANCIAL SUPPLEMENT DEFINITIONS
The financial supplement includes various non-GAAP financial measures. Descriptions of these non-GAAP measures are provided below. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are provided on the following pages.
Net Operating Income ("NOI") at Share and NOI at Share - Cash Basis - NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We consider NOI at share to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Same Store NOI at Share and Same Store NOI at Share - Cash Basis - Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We use these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Funds From Operations ("FFO") - FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies.
Funds Available For Distribution ("FAD") - FAD is defined as FFO less (i) cash basis recurring tenant improvements, leasing commissions and capital expenditures, (ii) straight-line rents and amortization of acquired below-market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges. FAD is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure that management believes provides useful information regarding the Company's ability to fund its dividends.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") - EBITDAre (i.e., EBITDA for real estate companies) is a non-GAAP financial measure established by NAREIT, which may not be comparable to EBITDA reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition. NAREIT defines EBITDAre as GAAP net income or loss, plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property including losses and gains on change of control, plus impairment write-downs of depreciated property and of investments in unconsolidated entities caused by a decrease in value of depreciated property in the joint venture, plus adjustments to reflect the entity's share of EBITDA of unconsolidated entities. The Company has included EBITDAre because it is a performance measure used by other REITs and therefore may provide useful information to investors in comparing Vornado's performance to that of other REITs.
Net Debt to EBITDAre, as adjusted - Net debt to EBITDAre, as adjusted represents the ratio of net debt to annualized EBITDAre, as adjusted. Net debt is calculated as (i) the Company’s consolidated debt less noncontrolling interests’ share of consolidated debt plus the Company’s pro rata share of debt of unconsolidated entities less (ii) the Company’s consolidated cash and cash equivalents, cash held in escrow and investments in U.S. Treasury bills less noncontrolling interests’ share of these amounts, plus the Company’s pro rata share of these amounts for unconsolidated entities. Cash held in escrow represents cash escrowed under loan agreements including for debt service, real estate taxes, property insurance, and capital improvements, and the Company is not able to direct the use of this cash. The availability of cash and cash equivalents for use in debt reduction cannot be assumed, as the Company may use its cash and cash equivalents for other purposes. Further, the Company may not be able to direct the use of its pro rata share of cash and cash equivalents of unconsolidated entities. The Company discloses net debt to EBITDAre, as adjusted because management believes it is useful to investors as a supplemental measure in evaluating the Company’s balance sheet leverage. Net debt to EBITDAre, as adjusted may not be comparable to similarly titled measures employed by other companies.
- i -

NON-GAAP RECONCILIATIONS RECONCILIATION OF NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS PLUS ASSUMED CONVERSIONS (unaudited)
(Amounts in thousands, except per share amounts)
	For the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Reconciliation of net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP):
Net (loss) income attributable to common shareholders	$(22,842)	$601	$11,589	$743,819	$86,842
Per diluted share	$(0.12)	$—	$0.06	$3.70	$0.43

FFO adjustments:
Depreciation and amortization of real property	$105,386	$100,098	$103,617	$103,142	$104,257
Change in fair value of marketable securities	—	(198)	(1,719)	—	—
Gain on sales-type lease	—	—	—	(803,248)	—
Net gains on sale of real estate	—	(300)	—	—	—
Real estate impairment losses	—	—	—	542	—
Our share of partially owned entities:
Depreciation and amortization of real property	23,788	22,933	23,302	24,107	24,525
Net gains on sale of real estate	—	(225)	(11,002)	(2,527)	(77,008)
FFO adjustments, net	129,174	122,308	114,198	(677,984)	51,774
Impact of assumed conversion of dilutive convertible securities	309	219	385	385	310
Noncontrolling interests' share of above adjustments on a dilutive basis	(10,378)	(10,201)	(8,800)	54,708	(3,887)
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	96,263	112,927	117,372	120,928	135,039
Add back of FFO allocated to noncontrolling interests of the Operating Partnership	8,330	10,254	9,807	10,127	11,747
FFO attributable to Class A unitholders (non-GAAP)	$104,593	$123,181	$127,179	$131,055	$146,786
FFO per diluted share (non-GAAP)	$0.49	$0.56	$0.58	$0.60	$0.67

- ii -

NON-GAAP RECONCILIATIONS RECONCILIATION OF FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS PLUS ASSUMED CONVERSIONS TO FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS PLUS ASSUMED CONVERSIONS, AS ADJUSTED (unaudited)
(Amounts in thousands, except per share amounts)
	For the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$96,263	$112,927	$117,372	$120,928	$135,039
Per diluted share (non-GAAP)	$0.49	$0.56	$0.58	$0.60	$0.67

Certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions:
Deferred tax liability on our investment in the Farley Building (held through a taxable REIT subsidiary)	$2,984	$3,048	$3,586	$3,337	$3,205
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units and ancillary amenities	—	(5,910)	—	—	(11,028)
Gain on sale of Canal Street residential condominium units	—	(3,574)	—	(8,362)	(1,975)
Other	4,453	4,241	(6,661)	(3,217)	240
	7,437	(2,195)	(3,075)	(8,242)	(9,558)
Noncontrolling interests' share of above adjustments on a dilutive basis	(591)	141	238	638	764
Total of certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions, net	$6,846	$(2,054)	$(2,837)	$(7,604)	$(8,794)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$103,109	$110,873	$114,535	$113,324	$126,245
Per diluted share (non-GAAP)	$0.52	$0.55	$0.57	$0.56	$0.63

- iii -

NON-GAAP RECONCILIATIONS RECONCILIATION OF FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS PLUS ASSUMED CONVERSIONS TO FAD (unaudited)
(Amounts in thousands)
		For the Three Months Ended
		March 31, 2026		December 31, 2025		September 30, 2025	June 30, 2025	March 31, 2025
FFO attributable to common shareholders, plus assumed conversions	(A)	$96,263		$112,927		$117,372	$120,928	$135,039

Adjustments to arrive at FAD (at Vornado's share):
Certain items that impact FAD		6,702		(3,325)		(3,320)	(8,242)	(9,558)
Recurring tenant improvements, leasing commissions and other capital expenditures		(45,225)		(61,186)		(52,376)	(104,203)	(48,071)
Stock-based compensation expense		5,655		6,365		5,573	7,519	6,022
Amortization of debt issuance costs and other non-cash interest expense		6,681		8,145		10,242	10,638	12,089
Personal property depreciation		2,050		2,349		2,239	1,564	1,526
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other		(31,066)		(30,858)		(30,746)	(45,954)	(23,919)
Noncontrolling interests in the Operating Partnership's share of above adjustments		4,543		6,273		5,634	11,119	5,139
FAD adjustments, net	(B)	(50,660)		(72,237)		(62,754)	(127,559)	(56,772)

FAD (non-GAAP)	(A+B)	$45,603		$40,690		$54,618	$(6,631)	$78,267

FAD payout ratio		N/A	(1)	97.4%	(2)	N/A	N/A	N/A
________________________________
(1)For 2026, we anticipate continuing our common share dividend policy of paying one common share dividend in December, subject to approval by our Board of Trustees.
(2)FAD payout ratios are calculated based on full year results.

- iv -

NON-GAAP RECONCILIATIONS RECONCILIATION OF NET (LOSS) INCOME TO EBITDAre (unaudited) TO EBITDAre, AS ADJUSTED (unaudited)
(Amounts in thousands)

	For the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Reconciliation of net (loss) income to EBITDAre (non-GAAP):
Net (loss) income	$(22,026)	$4,914	$19,239	$813,227	$99,824
Less net loss attributable to noncontrolling interests in consolidated subsidiaries	12,690	11,296	8,912	10,981	10,433
Net (loss) income attributable to the Operating Partnership	(9,336)	16,210	28,151	824,208	110,257
EBITDAre adjustments at share:
Depreciation and amortization expense	131,224	125,379	129,158	128,813	130,308
Interest and debt expense	116,219	113,183	112,624	115,171	117,891
Income tax expense (benefit)	7,262	8,837	(5,233)	4,295	7,414
Real estate impairment losses	—	—	—	542	—
Gain on sales-type lease	—	—	—	(803,248)	—
Net gains on sale of real estate	—	(525)	(11,002)	(2,527)	(77,008)
EBITDAre at share	245,369	263,084	253,698	267,254	288,862
EBITDAre attributable to noncontrolling interests in consolidated subsidiaries	9,115	11,192	14,046	11,301	11,314
EBITDAre (non-GAAP)	254,484	274,276	267,744	278,555	300,176

EBITDAre attributable to noncontrolling interests in consolidated subsidiaries	(9,115)	(11,192)	(14,046)	(11,301)	(11,314)

Certain expense (income) items that impact EBITDAre:
Gain on sale of 220 CPS condominium units and ancillary amenities	—	(7,377)	—	—	(13,576)
Gain on sale of Canal Street residential condominium units	—	(3,574)	—	(8,362)	(1,975)
Other	2,429	2,672	60	(1,309)	386
Total of certain expense (income) items that impact EBITDAre	2,429	(8,279)	60	(9,671)	(15,165)

EBITDAre, as adjusted (non-GAAP)	$247,798	$254,805	$253,758	$257,583	$273,697

- v -

NON-GAAP RECONCILIATIONS RECONCILIATION OF NET INCOME TO EBITDAre (unaudited) TO EBITDAre, AS ADJUSTED (unaudited)
(Amounts in thousands)

	For the Trailing Twelve Months Ended	For the Year Ended December 31,
	March 31, 2026	2025	2024	2023
Reconciliation of net income to EBITDAre (non-GAAP):
Net income	$815,354	$937,204	$20,116	$32,888
Less net loss attributable to noncontrolling interests in consolidated subsidiaries	43,879	41,622	51,131	75,967
Net income attributable to the Operating Partnership	859,233	978,826	71,247	108,855
EBITDAre adjustments at share:
Depreciation and amortization expense	514,574	513,658	507,210	499,357
Interest and debt expense	457,197	458,869	458,100	458,400
Income tax expense	15,161	15,313	23,445	30,465
Real estate impairment losses	542	542	—	73,289
Gain on sales-type lease	(803,248)	(803,248)	—	—
Net gains on sale of real estate	(14,054)	(91,062)	(873)	(72,955)
EBITDAre at share	1,029,405	1,072,898	1,059,129	1,097,411
EBITDAre attributable to noncontrolling interests in consolidated subsidiaries	45,654	47,853	42,125	39,405
EBITDAre (non-GAAP)	1,075,059	1,120,751	1,101,254	1,136,816

EBITDAre attributable to noncontrolling interests in consolidated subsidiaries	(45,654)	(47,853)	(42,125)	(39,405)

Certain (income) expense items that impact EBITDAre:
Gain on sale of Canal Street residential condominium units	(11,936)	(13,911)	—	—
Gain on sale of 220 CPS condominium units and ancillary amenities	(7,377)	(20,953)	(15,175)	(14,127)
Other	3,852	1,809	5,366	(1,952)
Total of certain (income) expense items that impact EBITDAre	(15,461)	(33,055)	(9,809)	(16,079)

EBITDAre, as adjusted (non-GAAP)	$1,013,944	$1,039,843	$1,049,320	$1,081,332

- vi -

NON-GAAP RECONCILIATIONS RECONCILIATION OF NET (LOSS) INCOME TO NET OPERATING INCOME AT SHARE AND NET OPERATING INCOME AT SHARE - CASH BASIS (unaudited)
(Amounts in thousands)

	For the Three Months Ended
	March 31,		December 31, 2025
	2026	2025
Net (loss) income	$(22,026)	$99,824	$4,914
Depreciation and amortization expense	118,528	116,155	113,350
General and administrative expense	42,245	38,597	40,050
Transaction related costs and other	762	43	(1,796)
Income from partially owned entities	(12,822)	(96,977)	(5,722)
Interest and other investment income, net	(9,327)	(8,261)	(13,383)
Interest and debt expense	89,206	95,816	85,664
Net gains on disposition of wholly owned and partially owned assets	—	(15,551)	(11,252)
Income tax expense	5,908	7,193	7,782
NOI from partially owned entities	68,308	67,111	65,093
NOI attributable to noncontrolling interests in consolidated subsidiaries	(8,659)	(10,660)	(10,440)
NOI at share	272,123	293,290	274,260
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	(31,066)	(23,919)	(30,858)
NOI at share - cash basis	$241,057	$269,371	$243,402
- vii -

NON-GAAP RECONCILIATIONS COMPONENTS OF NET OPERATING INCOME AT SHARE AND NET OPERATING INCOME AT SHARE - CASH BASIS (unaudited)
(Amounts in thousands)

	For the Three Months Ended March 31,
	Total Revenues		Operating Expenses		NOI		Non-cash Adjustments(1)		NOI - cash basis
	2026	2025	2026	2025	2026	2025	2026	2025	2026	2025
New York	$377,486	$374,546	$(203,428)	$(182,423)	$174,058	$192,123	$(19,166)	$(18,700)	$154,892	$173,423
Other	81,619	87,033	(43,203)	(42,317)	38,416	44,716	(5,282)	1,788	33,134	46,504
Noncontrolling interests' share in consolidated subsidiaries	(52,428)	(53,035)	43,769	42,375	(8,659)	(10,660)	(1,092)	(3,770)	(9,751)	(14,430)
Our share of partially owned entities	117,599	116,389	(49,291)	(49,278)	68,308	67,111	(5,526)	(3,237)	62,782	63,874
Vornado's share	$524,276	$524,933	$(252,153)	$(231,643)	$272,123	$293,290	$(31,066)	$(23,919)	$241,057	$269,371

	For the Three Months Ended December 31, 2025
	Total Revenues	Operating Expenses	NOI	Non-cash Adjustments(1)	NOI - cash basis
New York	$373,270	$(195,059)	$178,211	$(20,441)	$157,770
Other	80,439	(39,043)	41,396	(5,865)	35,531
Noncontrolling interests' share in consolidated subsidiaries	(52,962)	42,522	(10,440)	(788)	(11,228)
Our share of partially owned entities	114,922	(49,829)	65,093	(3,764)	61,329
Vornado's share	$515,669	$(241,409)	$274,260	$(30,858)	$243,402
________________________________
(1)Includes adjustments for straight-line rents, amortization of acquired below-market leases, net and other.

- viii -

NON-GAAP RECONCILIATIONS
RECONCILIATION OF NOI AT SHARE TO SAME STORE NOI AT SHARE FOR THE THREE MONTHS ENDED MARCH 31, 2026 COMPARED TO MARCH 31, 2025 (unaudited)
(Amounts in thousands)

	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended March 31, 2026	$272,123	$236,549	$15,890	$13,651	$6,033
Less NOI at share from:
Dispositions	19	18	1	—	—
Development properties	(1,117)	(1,117)	—	—	—
Other non-same store income, net	(12,114)	(6,081)	—	—	(6,033)
Same store NOI at share for the three months ended March 31, 2026	$258,911	$229,369	$15,891	$13,651	$—

NOI at share for the three months ended March 31, 2025	$293,290	$252,821	$15,916	$17,843	$6,710
Less NOI at share from:
Dispositions	(1,684)	(1,616)	(68)	—	—
Development properties	(9,281)	(9,281)	—	—	—
Other non-same store income, net	(38,403)	(31,237)	—	(456)	(6,710)
Same store NOI at share for the three months ended March 31, 2025	$243,922	$210,687	$15,848	$17,387	$—

Increase (decrease) in same store NOI at share	$14,989	$18,682	$43	$(3,736)	$—

% increase (decrease) in same store NOI at share	6.1%	8.9%	0.3%	(21.5)%	0.0%
- ix -

NON-GAAP RECONCILIATIONS
RECONCILIATION OF NOI AT SHARE - CASH BASIS TO SAME STORE NOI AT SHARE - CASH BASIS FOR THE THREE MONTHS ENDED MARCH 31, 2026 COMPARED TO MARCH 31, 2025 (unaudited)
(Amounts in thousands)

	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended March 31, 2026	$241,057	$208,529	$17,625	$8,859	$6,044
Less NOI at share - cash basis from:
Dispositions	19	18	1	—	—
Development properties	526	526	—	—	—
Other non-same store income, net	(18,936)	(12,892)	—	—	(6,044)
Same store NOI at share - cash basis for the three months ended March 31, 2026	$222,666	$196,181	$17,626	$8,859	$—

NOI at share - cash basis for the three months ended March 31, 2025	$269,371	$227,321	$17,517	$18,137	$6,396
Less NOI at share - cash basis from:
Dispositions	(1,751)	(1,681)	(70)	—	—
Development properties	(9,388)	(9,388)	—	—	—
Other non-same store income, net	(28,936)	(22,540)	—	—	(6,396)
Same store NOI at share - cash basis for the three months ended March 31, 2025	$229,296	$193,712	$17,447	$18,137	$—

(Decrease) increase in same store NOI at share - cash basis	$(6,630)	$2,469	$179	$(9,278)	$—

% (decrease) increase in same store NOI at share - cash basis	(2.9)%	1.3%	1.0%	(51.2)%	0.0%
- x -

NON-GAAP RECONCILIATIONS
RECONCILIATION OF NOI AT SHARE TO SAME STORE NOI AT SHARE FOR THE THREE MONTHS ENDED MARCH 31, 2026 COMPARED TO DECEMBER 31, 2025 (unaudited)
(Amounts in thousands)

	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended March 31, 2026	$272,123	$236,549	$15,890	$13,651	$6,033
Less NOI at share from:
Dispositions	19	18	1	—	—
Development properties	(1,117)	(1,117)	—	—	—
Other non-same store income, net	(9,416)	(3,383)	—	—	(6,033)
Same store NOI at share for the three months ended March 31, 2026	$261,609	$232,067	$15,891	$13,651	$—

NOI at share for the three months ended December 31, 2025	$274,260	$236,607	$14,808	$14,614	$8,231
Less NOI at share from:
Dispositions	(434)	(413)	(21)	—	—
Development properties	(6,043)	(6,043)	—	—	—
Other non-same store (income) expense, net	(8,015)	355	(139)	—	(8,231)
Same store NOI at share for the three months ended December 31, 2025	$259,768	$230,506	$14,648	$14,614	$—

Increase (decrease) in same store NOI at share	$1,841	$1,561	$1,243	$(963)	$—

% increase (decrease) in same store NOI at share	0.7%	0.7%	8.5%	(6.6)%	0.0%
- xi -

NON-GAAP RECONCILIATIONS
RECONCILIATION OF NOI AT SHARE - CASH BASIS TO SAME STORE NOI AT SHARE - CASH BASIS FOR THE THREE MONTHS ENDED MARCH 31, 2026 COMPARED TO DECEMBER 31, 2025 (unaudited)
(Amounts in thousands)

	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended March 31, 2026	$241,057	$208,529	$17,625	$8,859	$6,044
Less NOI at share - cash basis from:
Dispositions	19	18	1	—	—
Development properties	526	526	—	—	—
Other non-same store income, net	(16,447)	(10,403)	—	—	(6,044)
Same store NOI at share - cash basis for the three months ended March 31, 2026	$225,155	$198,670	$17,626	$8,859	$—

NOI at share - cash basis for the three months ended December 31, 2025	$243,402	$209,900	$15,177	$10,379	$7,946
Less NOI at share - cash basis from:
Dispositions	(434)	(413)	(21)	—	—
Development properties	(6,020)	(6,020)	—	—	—
Other non-same store income, net	(12,551)	(4,452)	(153)	—	(7,946)
Same store NOI at share - cash basis for the three months ended December 31, 2025	$224,397	$199,015	$15,003	$10,379	$—

Increase (decrease) in same store NOI at share - cash basis	$758	$(345)	$2,623	$(1,520)	$—

% increase (decrease) in same store NOI at share - cash basis	0.3%	(0.2)%	17.5%	(14.6)%	0.0%
- xii -

NON-GAAP RECONCILIATIONS
RECONCILIATION OF CONSOLIDATED DEBT, NET TO CONSOLIDATED CONTRACTUAL DEBT (unaudited)
(Amounts in thousands)
	As of March 31, 2026
	Consolidated Debt, Net	Deferred Financing Costs, Net and Other	Consolidated Contractual Debt
Mortgages payable	$4,915,659	$28,378	$4,944,037
Senior unsecured notes	1,241,462	8,538	1,250,000
$850 Million unsecured term loan	839,491	10,509	850,000
$2.1 Billion unsecured revolving credit facilities	718,000	—	718,000
	$7,714,612	$47,425	$7,762,037
- xiii -